Exhibit 10.01
Execution

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO EQT CORPORATION IF PUBLICLY DISCLOSED. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

GAS GATHERING AND COMPRESSION AGREEMENT
BY AND BETWEEN
EQT CORPORATION, EQT PRODUCTION COMPANY, RICE DRILLING B LLC AND EQT ENERGY, LLC
AND
EQM GATHERING OPCO, LLC

DATED AS OF FEBRUARY 26, 2020

i

Exhibit A Acreage; Dedication Area
Exhibit B Pipeline Drip Delivery Points
Exhibit C Gathering System
Exhibit D Conflicting Dedications
Exhibit E Instrument of Dedication
Exhibit F Damp Gas Area
Exhibit G Gas Quality Specifications
Exhibit H Minimum Volume Commitment; Fees
Exhibit I Excluded Areas and Conventional Wells
Exhibit J Cash Bonus Payment
Exhibit K Additional MVC Areas
Exhibit L Producer Dehydration Facilities
Exhibit M Producer Measurement Facilities
Exhibit N Gatherer Measurement Facilities
Exhibit O FTS Agreements
Exhibit P Incremental Compression
Exhibit Q Producer Remedy Schedule
Exhibit R Consolidated Agreements
Exhibit S Additional Fee Terms

GAS GATHERING AND COMPRESSION AGREEMENT
This Gas Gathering and Compression Agreement (this “Agreement”), dated effective as of February 26, 2020 (the “Effective Date”), is by and between EQT Corporation, a Pennsylvania corporation, (“EQT Corp.”) EQT Production Company, a Pennsylvania corporation, Rice Drilling B LLC, a Delaware limited liability company and EQT Energy, LLC, a Delaware limited liability company, (collectively, “Producer”), and EQM Gathering Opco, LLC, a Delaware limited liability company (“Gatherer”). Producer and Gatherer may be referred to herein individually as a “Party” or collectively as the “Parties.”
RECITALS
A. Producer and its Affiliates own certain Interests and intend to produce Gas from Wells in the Dedication Area.
B. Producer desires to contract with Gatherer for, and Gatherer has agreed to provide the Services on the Gathering System with respect to Dedicated Gas.
C. Producer has agreed (i) to dedicate and commit or cause to be dedicated and committed, the Dedicated Gas under this Agreement, (ii) to provide to Gatherer the Development Plans to permit Gatherer to plan and expand the Gathering System to connect additional Wells of Producer Group, and (iii) to perform certain other obligations under this Agreement, in each case in accordance with the terms and conditions of this Agreement.
D. Subject to the terms and conditions of this Agreement, Producer and Gatherer desire to amend and consolidate into one agreement all of the terms and conditions by which Services are now provided under the Consolidated Agreements.
NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties agree as follows:
ARTICLE 1
DEFINITIONS

Capitalized terms used, but not otherwise defined, in this Agreement shall have the respective meanings given to such terms set forth below:
“Additional Confirmation Date” – As defined in Section 3.3(a)(iii).
“Additional Confirmation Notice” – As defined in Section 3.3(a)(iii).
“Additional Connection Criteria” – Any Receipt Point that Producer requests to be connected to the Gathering System in association with an Additional Connection Notice must be a Receipt Point with respect to which the applicable Connection Notice Information contemplates that, on the applicable Anticipated Production Date, such Receipt Point will service newly completed Well(s) for previously undeveloped Dedicated Interests, not subject to a Conflicting Dedication, and either (a) at least an average of [***]% of the Interests related to such Receipt Point shall be dedicated to Gatherer pursuant to the terms contained in this Agreement for each such Well or (b) Producer’s aggregate net Interests in all Well(s) served by such Receipt Point shall not be less than [***] lateral feet.

“Additional Connection Notice” – As defined in Section 3.3(a).
“Additional Receipt Point(s)” – As defined in Section 3.3(a).
“Affiliate” – Any Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with another Person. Affiliated shall have the correlative meaning. The term “Control” (including its derivatives and similar terms) shall mean possessing the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Notwithstanding the foregoing, any Person shall be deemed to Control any specified Person if such Person owns 50% or more of the voting securities of the specified Person, or if the specified Person owns 50% or more of the voting securities of such Person, or if 50% or more of the voting securities of the specified Person and such Person are under common Control.
“Affiliated Downstream Pipeline” – A Downstream Pipeline that is owned or operated by Gatherer or an Affiliate of Gatherer.
“Agreement” – As defined in the preamble hereof.
“Anticipated Production Date” – The date Producer anticipates the first flow of Dedicated Gas from the first Well to be connected to the Additional Receipt Point set forth in the applicable Additional Connection Notice pursuant to Section 3.3(a)(i) delivered pursuant to the terms of this Agreement following the Effective date or a new Receipt Point set forth in the applicable Extended Connection Notice pursuant to Section 3.3(b)(i) delivered pursuant to the terms of this Agreement following the Effective Date, as applicable, and as updated by Producer in any applicable Additional Confirmation Notice or Extended Confirmation Notice. In the event that Producer intends to utilize the Receipt Point to receive Buyback Gas prior to first flow of Dedicated Gas, then the date Producer wishes to receive such Buyback Gas shall be considered the Anticipated Production Date.
“Applicable Area” – At any given time, that portion of the Dedication Area (excluding any Producer Gathered Areas) within three miles of any portion of (a) the then-existing Gathering System (including, for the avoidance of doubt, any Additional Receipt Point, after the Completion Deadline for such Additional Receipt Point, regardless of whether such Additional Receipt Point was timely completed), (b) the Hammerhead pipeline connected to the Markwest Mobley processing facility and/or (c) the Sunrise pipeline connected to the Markwest Mobley processing facility.
“Average Allowable Operating Pressure” – As defined in Section 8.1.
“Bankruptcy Code” – As defined in Section 2.4.
“Btu” – The amount of heat required to raise the temperature of one pound of pure water from 58.5 degrees Fahrenheit to 59.5 degrees Fahrenheit at a constant pressure of 14.73 psia.

“Business Day” – Any calendar Day on which commercial banks in Pennsylvania are open for business.
“Buyback Gas” – As defined in Section 3.10.
“Calendar Quarter” – A three calendar Month period beginning January 1 and ending March 31, beginning April 1 and ending June 30, beginning July 1 and ending September 30, and beginning October 1 and ending December 31.
“Change of Control” – With respect to any Producer entity, any sale of all or substantially all of the assets of such Producer entity or any direct or indirect change in control of such Producer entity after the Effective Date (whether through merger, sale of shares or other equity interests, or otherwise), through a single transaction or series of related transactions, from one (1) or more transferors to one (1) or more transferees, in each case, whereby following such transaction (or series of related transactions) both (a) such transferee does not own any interest whatsoever in EQT Corp. or any entity that owns, directly or indirectly, any interest in EQT Corp. and (b) EQT does not own, directly or indirectly, any interest whatsoever in such transferee.
“Completion Deadline” As defined in Section 3.3(e).
“Confidential Information” – As defined in Section 18.6(a).
“Conflicting Dedication” – Any gathering agreement or other commitment or arrangement that would require Dedicated Gas to be gathered and/or compressed on any gathering system other than the Gathering System.
“Connection Notice” – means an Additional Connection Notice, an Optional Connection Notice and an Extended Connection Notice, or any of the same.
“Connection Notice Information” – As defined in Section 3.3(a)(i).
“Consolidated Agreements” – The gathering agreements identified on Exhibit R.
“Contract Year” – Each of (i) the period from the Effective Date to the last Day of the Month in which the first anniversary of the Effective Date occurs and (ii) each period of 12 Months thereafter.
“CPI” – As defined in Section 5.2.
“Credit Support Amount” – As calculated on any given Day, means an amount equal to: (a) the product of (i) the Minimum Volume Commitment for the subsequent [***] Day period, multiplied by (ii) the Reservation Fee for such period, minus (b) [***].
“Cubic Foot” – The volume of Gas in one cubic foot of space at a standard pressure and temperature base of 14.73 psia and 60 degrees Fahrenheit, respectively.
“Damp Gas” – Gas meeting the specifications for ‘Damp Gas’ set forth on Exhibit G.

“Damp Gas Area” – That area set forth on Exhibit F and noted as the “Damp Gas Area.”
“Day” – A period commencing at 10:00 a.m., Eastern Standard Time, on a calendar day and ending at 10:00 a.m., Eastern Standard Time, on the next succeeding calendar day. Daily shall have the correlative meaning.
“Dedicated Gas” – As defined in Section 2.1.
“Dedicated Interests” – All Interests now owned or operated, including any such Interests hereafter acquired by Producer Group and located wholly or partially within the Dedication Area or pooled, unitized or communitized with Interests located wholly or partially within the Dedication Area, in each case, subject to Section 2.1 and as set forth on Exhibit A (which shall be updated in accordance with the terms of Section 2.6(a) and to reflect any after acquired Interest that is subject to the Dedication under this Agreement).
“Dedication” – As defined in Section 2.1.
“Dedication Area” – The geographic area described on Exhibit A, excluding the Excluded Interests.
“Delivery Point” – Each point at which point Gatherer will redeliver Gas to Producer or for its account, including those points more particularly described on Exhibit C.
“Delivery Point Gas” – A quantity of Gas having a Thermal Content equal to the total Thermal Content of the Dedicated Gas received by Gatherer from Producer at the Receipt Points, less (i) the Thermal Content of Gas used for Fuel, (ii) the Thermal Content of Pipeline Drip recovered from the Gathering System, (iii) the Thermal Content of Lost and Unaccounted For Gas, in each case, as allocated to Producer in accordance with this Agreement, and (iv) the Buyback Gas.
“Development Plan” – As defined in Section 3.2.
“Downgrade” – As defined in Section 5.4.
“Downstream Pipeline” – Any Gas pipeline or any facilities of any end-user or local distribution company, in each case downstream of the Gathering System, into which Gas is delivered by or for the account of Producer from the Gathering System.
“Dry Gas” – Gas meeting the specifications for ‘Dry Gas’ set forth on Exhibit G.
“Dry Gas Gathering System” – Those System AMIs set forth on Exhibit C denoted as a ‘Dry Gas Gathering System.’
“Dth” – One dekatherm, i.e., 1,000,000 Btus.
“Effective Date” – As defined in the preamble of this Agreement.

“Electric Power” means electrical power provided by third party and purchased by Gatherer for the operation of the Gathering System (including the System Compressor Stations).
“Emissions Charges” – As defined in Section 10.6.
“EQT Corp.” – As defined in the preamble of this Agreement.
“Estimated Connection Costs” – As defined in Section 3.3(d)(iii).
“Estimated Limited Construction Costs” – Gatherer’s estimated Limited Construction Costs.
“Estimated Modified Construction Costs” – Gatherer’s estimated Modified Construction Costs.
“Excluded Interests” – Those Interests owned or operated by Producer set forth on Exhibit I.
“Expert” – As defined in Section 11.9.
“Extended Confirmation Date” – As defined in Section 3.3(b)(ii).
“Extended Confirmation Notice” – As defined in Section 3.3(b)(ii).
“Extended Connection Costs” – Gatherer’s reasonable, out-of-pocket costs and expenses, including overhead and any interest and penalties, other than interest and penalties attributable to any delay caused by Gatherer, to connect an Extended Receipt Point, plus the Tax Gross Up.
“Extended Connection Criteria” – Any Receipt Point that Producer requests to be connected to the Gathering System in association with an Extended Connection Notice must be a Receipt Point with respect to which the applicable Connection Notice Information contemplates that, on the applicable Anticipated Production Date, such Receipt Point will service newly completed Wells for previously undeveloped Dedicated Interests, not subject to a Conflicting Dedication, and that Producer’s net Interest in the Well(s) served by such Receipt Point shall not be less than [***] lateral feet plus an additional [***] lateral feet for each mile (prorated for any partial mile) of pipeline required to be constructed to connect the Receipt Point to the applicable System AMI outside of the Applicable Area.
“Extended Connection Notice” – As defined in Section 3.3(b).
“Extended Receipt Point” – As defined in Section 3.3(b).
“Facilities Interconnection Point” – The point in which a portion of the Gathering System connects with itself at the edge of the then existing Applicable Area in regards to the construction of a Modified Receipt Point.
“FERC” – As defined in Section 18.2.

“Firm Service” – That level of service that is accorded the highest priority on each Gathering System with respect to capacity allocations, interruptions, or curtailments.
“Force Majeure” – As defined in Section 14.2.
“FTS Agreements” – Those certain Firm Transportation Service Agreements set forth on Exhibit O, and any future agreements governing transportation services on the pipelines governed by the FTS Agreements as of the Effective Date, in each case, as such agreements may be revised, amended or modified from time to time.
“FTS Credit Delivery Points” – As set forth on Exhibit C.
“Fuel” – Both Gas and Gas used to create electric power used in the operation of the Gathering System, including fuel consumed in System Compressor Stations and dehydration facilities that are part of the Gathering System.
“Fuel Cap” – As defined in Section 6.2(a).
“Gallon” – One U.S. gallon, which is equal to 231 cubic inches.
“Gas” – Any mixture of gaseous hydrocarbons, consisting essentially of methane and heavier hydrocarbons and inert and noncombustible gases, that is extracted from beneath the surface of the earth.
“Gas Quality Specifications” – As defined in Section 10.1.
“Gatherer” – As defined in the preamble of this Agreement.
“Gathering Rights” – As defined in Section 2.4.
“Gathering System” – The gathering system, as described in Exhibit C, which is comprised of the various System AMIs, together with any expansions of the System AMIs constructed or purchased after the date hereof, and all appurtenant facilities utilized by Gatherer to provide Services hereunder.
“Governmental Authority” – Any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.
“Gross Heating Value” – The number of Btus produced by the complete combustion in air, at a constant pressure, of one Cubic Foot of Gas when the products of combustion are cooled to the initial temperature of the Gas and air and all water formed by combustion is condensed to the liquid state.
“High Pressure” – Pipelines gathering or transporting Gas that do not flow through a System Compressor Station prior to the relevant Delivery Point, but including pipelines from the discharge of any System Compressor Station to the relevant Delivery Point and excluding pipelines that deliver Gas to a Low Pressure Delivery Point.
“High Pressure Receipt Points” – Those Receipt Points that do not deliver to a System Compressor Station or Incremental Compression.

“Ideal Gas Laws” – The thermodynamic laws applying to perfect gases.
“Imbalance” – As defined in Section 9.3.
“Imbalance Notice” – As defined in Section 9.3.
“Imbalance Penalties” – As defined in Section 9.3.
“Income Taxes” – (i) All taxes based upon, measured by, or calculated with respect to gross or net income, gross or net receipts or profits (including franchise taxes and any capital gains, alternative minimum, and net worth taxes, but excluding ad valorem, property, excise, severance, production, sales, use and real and personal property transfer taxes), (ii) taxes based upon, measured by, or calculated with respect to multiple bases (including corporate franchise, doing business or occupation taxes) if one or more of the bases upon which such tax may be based, measured by, or calculated with respect to is included in clause (i) above, or (iii) withholding taxes measured with reference to or as a substitute for any tax included in clauses (i) or (ii) above.
“Incremental Compression” – As defined in Section 3.5(b).
“Incremental Compression Fee” – As defined in Section 5.1(d).
“Interests” – Any and all right, title, or interest in lands, wells, or leases and the right to produce oil and/or Gas therefrom, whether arising from fee ownership, working interest ownership, mineral ownership, leasehold ownership, or arising from any pooling, unitization or communitization of any of the foregoing rights.
“Interruptible Service” – That level of service that is accorded the lowest priority on the Gathering System with respect to capacity allocations, interruptions, or curtailments and for which Gatherer, in its sole and unfettered discretion, shall have the right to interrupt, curtail, or suspend Services under this Agreement at any time and from time to time without any liability from Gatherer to Producer Group.
“Knowledge” – The actual knowledge, without a duty of inquiry, of the Vice President of Operations for Gatherer, or an equivalent position if such position no longer exists.
“Limited Construction Costs” – Gatherer’s reasonable, out-of-pocket costs and expenses, including overhead and any interest and penalties, other than interest and penalties attributable to any delay caused by Gatherer, to connect from the Facilities Interconnection Point to a Modified Receipt Point, plus the Tax Gross Up.
“LOD” – The permitted limitation of disturbance identified on the permit issued by the applicable Government Authority to Producer for a Receipt Point.

“Lost and Unaccounted For Gas” – Gas received into the Gathering System that is released or lost through piping, equipment, operations, or measurement losses or that is vented, flared or lost in connection with the operation of the Gathering System.
“Low Pressure” – Pipelines gathering or transporting Gas that flow to a System Compressor Station or a Low Pressure Delivery Point.
“Low Pressure Delivery Point” – Those Delivery Points set forth on Exhibit C and denoted as ‘Low Pressure.’
“Low Pressure MDQ” – As set forth on Exhibit C for each System Compressor Station and adjusted in accordance with Section 3.4.
“Low Pressure Receipt Points” – Those Receipt Points that deliver to a System Compressor Station or Incremental Compression.
“Maintenance” – As defined in Section 7.2.
“Maintenance Deficiency” – As defined in Section 7.2.
“MAOP” – The applicable maximum allowable operating pressure, as set forth on Exhibit C, as may be updated annually in accordance with Section 8.4.
“Max MDQ” – As set forth on Exhibit C for each System AMI.
“Max MRDO” – As set forth on Exhibit C for each Delivery Point.
“Maximum Daily Quantity (MDQ)” – As set forth on Exhibit C for each System AMI and adjusted in accordance with Section 3.4.
“Maximum Re-Delivery Obligation (MRDO)” – As set forth on Exhibit C for each Delivery Point and adjusted in accordance with Section 3.4.
“Mcf” – 1,000 Cubic Feet.
“MDQ Determination Date” – As defined in Section 3.4(a).
“Measurement Facilities” – Any facility or equipment used to measure the volume of Gas, which may include meter tubes, isolation valves, recording devices, communication equipment, buildings and barriers.
“Minimum Credit Standard” – The maintenance of the following ratings with at least 2 out of the 3 rating agencies specified: (i) “BB-” with respect to the Long-Term Issuer Default Rating issued by Fitch Ratings Inc., (ii) “BB-” with respect to the Issuer Credit Rating issued by Standard & Poor’s Financial Services, LLC and/or (iii) “Ba3” with respect to the Corporate Family Rating issued by Moody’s Investors Service.
“Minimum Volume Commitment” – As defined in Section 3.7(a).

“Modified Construction Costs” – Gatherer’s reasonable, out-of-pocket costs and expenses, including overhead and any interest and penalties, other than interest and penalties attributable to any delay caused by Gatherer, to connect a Modified Receipt Point, plus the Tax Gross Up.
“Modified Connection Notice” – As defined in Section 3.3(c).
“Modified Receipt Point” – As defined in Section 3.3(c).
“Monitoring Services Provider” – As defined in Section 11.10(a).
“Month” – A period commencing at 10:00 a.m., Eastern Standard Time, on the first Day of a calendar month and extending until 10:00 a.m., Eastern Standard Time, on the first Day of the next succeeding calendar month. Monthly shall have the correlative meaning.
“Monthly Estimate” – As defined in Section 9.1(a).
“Mountain Valley Pipeline” – That certain 42” diameter pipeline extending from the Equitrans, L.P. transmission system in Wetzel County, West Virginia, to Transcontinental Gas Pipeline Company’s Zone 5 compressor station 165 in Pittsylvania County, Virginia.
“MVP In-Service Date” – The Mountain Valley Pipeline’s ‘Effective Date’ (as defined in the FTS 1464).
“Net Sales Price” – As defined in Section 6.4.
“Nomination” – As defined in Section 9.1(a).
“Notice” – As defined in Section 12.1.
“Optional Connection Costs” – Gatherer’s reasonable, out-of-pocket costs and expenses, including overhead and any interest and penalties, other than interest and penalties attributable to any delay caused by Gatherer, to connect an Optional Receipt Point, plus the Tax Gross Up.
“Optional Connection Notice” – As defined in Section 3.3(d).
“Optional Receipt Point” – As defined in Section 3.3(d).
“Overpressure Event” – As defined in Section 8.1.
“Overpressure Notice” – As defined in Section 8.1.
“Overrun Fee” – As defined in Section 5.1(b).
“Parties” – As defined in the preamble of this Agreement.
“Party” – As defined in the preamble of this Agreement.

“Permitted Encumbrances” – (a) any liens, security interests or other encumbrances benefitting one or more lenders to Producer as part of a senior secured financing provided by such lender to Producer for which such lenders have not taken actions to foreclose on such liens; and (b) normal and customary liens under financing agreements, operating agreements, unitization agreements, pooling orders, drilling contracts and similar agreements for upstream operators and mechanic’s and materialman’s liens, tax liens or mineral liens related to claims or obligations that are not delinquent or that are being contested in good faith and by appropriate proceedings, provided, however that in each case, shall not affect Producer Group’s ability and obligation to deliver the Dedicated Gas to Gatherer.
“Person” – An individual, a corporation, a partnership, a limited partnership, a limited liability company, an association, a joint venture, a trust, an unincorporated organization, or any other entity or organization, including a Governmental Authority.
“Pipeline Drip” – That portion of the Gas that condenses in, and is recovered from, the Gathering System as a liquid downstream of each Receipt Point. For the avoidance of doubt, Pipeline Drip does not include wellhead condensate.
“Pipeline Drip Delivery Point” – Locations specified in Exhibit B where Gatherer shall be responsible for delivering Producer’s Pipeline Drip recovered from Gatherer’s Gathering System and whereby Producer has made arrangements with the third party downstream of each such Pipeline Drip Delivery Point.
“Pipeline Drip Handling Fee” – As defined in Section 5.1(c).
“Producer” – As defined in the preamble of this Agreement.
“Producer Gathered Areas” – Areas as defined in Exhibit I whereby Producer or its Affiliates are obligated to gather the Dedicated Gas to the Receipt Points and in which Gatherer has no obligation to expand the Gathering System.
“Producer Group” – Producer and any other Affiliates of Producer that own or operate, or that come to own or operate, Interests in the Dedication Area.
“Producer Imbalance” – As defined in Section 9.3.
“Producer’s GHG Emissions” – As defined in Section 10.6.
“psia” – Pounds per square inch, absolute.
“psig” – Pounds per square inch, gauge.
“Ratification” – A ratification and assumption agreement ratifying this Agreement within the Dedication Area.
“Receipt Point” – The inlet valve where Gas first enters the Gathering System.
“Redelivery Point” – As defined in Section 3.10.

“Redelivery Request” – As defined in Section 3.10.
“Reservation Fee” – As defined in Section 5.1(a).
“Rich Gas Gathering System” – Those System AMIs set forth on Exhibit C denoted as a ‘Rich Gas Gathering System.’
“Services” – As defined in Section 3.1.
“Six Month Period” – A six calendar Month period beginning either January 1 and ending June 30 or beginning July 1 and ending December 31.
“System AMI” – A segment of the Gathering System that connects one or more Receipt Points of Producer Group to one or more Delivery Points and all appurtenant facilities as described in further detail on Exhibit C.
“System Compressor Station” – As defined in Section 3.5(a) and detailed in Exhibit C.
“Tax Gross Up” – An amount equal to (a) (i) any taxable income of Gatherer recognized in connection with the payment of Extended Connection Costs, Limited Construction Costs, Modified Construction Costs or Optional Connection Costs, as applicable, by Producer to Gatherer (including any interest and penalties, other than interest and penalties caused by any action or inaction of Gatherer) multiplied by (ii) the federal, state, and local income tax rate of Gatherer applicable to such taxable income (taking into account the federal income tax benefit of deducting state and local income taxes) minus (b) the present value of all depreciation deductions, including bonus depreciation deductions, if applicable under current law, of the property of Gatherer attributable to such Extended Connection Costs, Limited Construction Costs, Modified Construction Costs or Optional Connection Costs (as reasonably determined by Gatherer).
“Taxes” – All excise, occupation, property, property transfer, production, severance, conservation, ad valorem and similar taxes measured by or based upon production, together with all taxes on the right or privilege of ownership of Gas, or upon the Services, including gathering, transportation, handling, transmission, compression, processing, treating, conditioning, distribution, sale, use, receipt, delivery or redelivery of Gas, but excluding any Income Taxes.
“Temporary Release” – As defined in Section 3.8.
“Theoretical Volume of Pipeline Drip” – As defined in Section 6.4.
“Thermal Content” – For Gas, the product of (i) a volume of Gas in Cubic Feet and (ii) the Gross Heating Value of such Gas, as expressed in Dth. For Pipeline Drip, the product of the measured volume in Gallons multiplied by the Gross Heating Value per Gallon determined in accordance with the GPA 2145-09 Table of Physical Properties for Hydrocarbons and GPA 8173 Method for Converting Mass of Natural Gas Liquids and Vapors to Equivalent Liquid Volumes, in each case as revised from time to time, stated in Dth; provided, however, that if sufficient data has not been obtained to make such calculation, the Thermal Content of Pipeline Drip shall be deemed to be 0.115 Dth per Gallon.

“Third Party Downstream Pipeline” – Any Downstream Pipeline that is not owned or operated by Gatherer or an Affiliate of Gatherer.
“Third Party Gas” – Gas produced by Persons other than Producer Group and not considered Dedicated Gas hereunder.
“Transfer” – Any sale, assignment, conveyance, or other transfer, including pursuant to an exchange or farmout. “Transfers” and “Transferred” have the correlative meanings.
“Transferee” – Any Person to which a Transfer is made.
“Unrestricted Amount” – As of the Effective Date, [***] net acres, [***].
“Well” – A well for the production of hydrocarbons in which Producer Group owns an interest or from which Producer Group has the right to market Gas that produces or is intended to produce Dedicated Gas or otherwise is connected or is required to be connected to the Gathering System in accordance with this Agreement.
“Well Pad” – The surface installation on which one or more Wells are located.
ARTICLE 2
PRODUCER COMMITMENTS

Section 2.1 Producer’s Dedication. Subject to the terms and conditions of this Agreement (including Section 2.2, Section 2.3, Section 2.5, Section 3.8 and Section 3.9), and except for the Excluded Interests, commencing on the Effective Date and continuing through the term of this Agreement, (a) Producer hereby exclusively makes the following “Dedication” to Gatherer and the Gathering System: (i) dedicates and commits all of Producer Group’s current and future Interests, and Gas from such Interests, whether in place or produced and severed therefrom, in the Dedication Area, (ii) dedicates and commits to deliver all Gas produced from Wells operated by Producer Group and/or produced from non-operated Wells that are owned by Producer Group for gathering under this Agreement, and (iii) commits to deliver all Gas from Wells located within the Dedication Area that is not owned by Producer Group to the extent that Producer Group controls or has the right to market such Gas for the term of this Agreement (the Gas described in the foregoing subparts (i), (ii) and (iii) being “Dedicated Gas”), and (b) Producer agrees not to deliver any such Dedicated Gas to any other gatherer, purchaser, or marketer or other Person prior to delivery to Gatherer at the Receipt Point(s). The Parties agree and acknowledge that, subject to Section 2.5, to the extent that a Transferee acquires any portion of the Interests (including the Wells located in the Dedication Area), such Transferee shall only receive rights and obligations hereunder as to such Interests, and this Agreement shall not apply to any other Interests that may be owned by the Transferee or its Affiliates at the time of such Transfer or subsequently acquired by such Transferee or its Affiliates within the Dedication Area. Additionally, if there is a Change of Control with respect to Producer (or any member of Producer Group which owns Dedicated Interests at the time of such Change of Control), then, following such Change of Control, the dedication provisions contained in this Agreement shall only apply to the Interests owned by Producer (or such member of Producer Group) at the time of such Change of Control, and this Agreement shall not apply to (x) any other Interests subsequently acquired by Producer (or such member of Producer Group) following such Change of Control or (y) any other Interests owned at the time of such Change of Control, or subsequently acquired, by any Persons who become Affiliates of Producer (or such member of Producer Group) following such Change of Control.

Section 2.2 Conflicting Dedications. Notwithstanding anything in Section 2.1 to the contrary, Producer Group shall have the right to comply with each of the Conflicting Dedications set forth in Exhibit D hereto and any other Conflicting Dedication entered into by a non-Affiliated predecessor-in-interest to Producer Group that is applicable as of the date of acquisition thereof to any Dedicated Interest acquired after the Effective Date (but not any entered into in connection with such acquisition); provided, however, that Producer Group shall each have the right to comply with Conflicting Dedications only until the last Day of the Month of the later of (a) the date in which the termination of such Conflicting Dedication occurs and (b) the date on which Gatherer is ready, willing and able to accept and provide services to Gas previously subject to the Conflicting Dedication pursuant to the terms set forth in this Agreement, and following such date, Producer Group shall no longer have the right to comply with such Conflicting Dedication. Producer Group shall not take any voluntary action or inaction (including the exercise of any right) to extend the term of such Conflicting Dedication. Not later than [***] Months prior to the expiration or potential expiration (taking into consideration Producer’s obligations set forth in the preceding sentence) of any Conflicting Dedication, Producer shall deliver notice to Gatherer of such upcoming expiration or potential expiration and, at Gatherer’s request, shall provide Gatherer with the information that Gatherer reasonably requests in order for Gatherer to assess the economic viability of providing Services to the Conflicting Dedication after termination of such Conflicting Dedication. [***]. Producer represents that, except as set forth in Exhibit D, Dedicated Gas is not as of the Effective Date subject to any Conflicting Dedication. If Dedicated Gas produced from a Well on a Well Pad is subject to a Conflicting Dedication that Producer Group has the right to comply with under this Section 2.2, Producer Group has the right, in complying with such Conflicting Dedication, to deliver all Dedicated Gas from such Well Pad in accordance with the Conflicting Dedication, even if all Wells on such Well Pad are not subject to such Conflicting Dedication, provided that such Wells are not in the process of, nor have been connected to the Gathering System (whether producing, shut-in, temporarily abandoned or which has been spud or as to which drilling, completion, reworking or other well operations have commenced) nor has a Connection Notice been previously delivered by Producer for any such Well.
Section 2.3 Producer’s Reservations. Producer reserves the following rights with respect to Dedicated Gas for itself and for the operator of the relevant Dedicated Interests: (a) to operate Wells producing Dedicated Gas as a reasonably prudent operator in its sole discretion, including the right, but never the obligation, to drill new Wells, to repair and rework old Wells, to renew or extend, in whole or in part, any Interest covering any of the Dedicated Interests, and to cease production from or to plug and abandon any Well or surrender, release, amend or modify, or terminate any of the Interests, other than for the sole purpose of circumventing Producer’s commitments under this Agreement; (b) to use Dedicated Gas for operations (including reservoir pressure maintenance and drilling or hydraulic fracturing fuel); (c) to deliver or furnish to lessors and holders of other existing similar burdens on production such Gas as is required to satisfy the terms of the applicable leases or other applicable instruments; (d) to acquire Interests subject to Conflicting Dedications and to continue to deliver to such gathering systems Gas produced from such Wells subject to the restrictions on Conflicting Dedications set forth in Section 2.2; (e) to pool, communitize, or unitize the Dedicated Interests, provided that the Dedicated Gas produced from such Dedicated Interests shall be committed and dedicated to, and subject to the terms of, this Agreement; (f) to use Dedicated Gas to comply with any terms or conditions set forth in any of the applicable leases or other applicable instruments related to a third party’s right to take delivery of such Dedicated Gas “in-kind” but only for the period that Producer has such obligation; (g) to flare or vent any Dedicated Gas, acting as a reasonably prudent operator; (h) to install any wellhead compression; (i) to retain for its sole ownership and unrestricted use any and all wellhead condensate produced from the Dedicated Interests; (j) to deliver Dedicated Gas that has been temporarily released from Dedication hereunder as it may determine; and (k) all lessor royalty interests and fee mineral reversionary interests (including any royalty interests or reversionary interests resulting from Producer leasing any dedicated fee minerals to an Affiliate of Producer after the Effective Date); provided, however, that Producer shall not enter into any lease back or sale transaction (or series of related transactions) with the intent of circumventing the Dedication.
Section 2.4 Covenant Running with the Land. In furtherance of, and as an inseparable part of, the foregoing Dedication, subject to the terms and conditions of this Agreement, Producer Group GRANTS, COMMITS, DEDICATES, TRANSFERS AND CONVEYS to Gatherer, from and out of Producer Group’s Interests, an interest in the Gas in and under the Dedication Area, represented by the exclusive right to gather, and transport Producer Group’s Dedicated Gas for the term of this Agreement (collectively, “Gathering Rights”), which Gathering Rights shall burden the Interests and the Dedicated Gas in place under the Dedication Area and constitute real property interests that run with the land. Producer acknowledges and agrees that the Dedication, the Dedicated Interests and the Gathering Rights are intended to (i) be covenants running with the lands, including the Interests and the Dedicated Gas, located within the Dedication Area, (ii) be binding on all successors and assigns of Producer Group, (iii) be for the benefit of Gatherer and, without which, Gatherer would be unwilling to acquire rights-of-way or easements or undertake the obligations under this Agreement (which, in each case, touch and concern the acreage and the Interests within the Dedication Area), and (iv) survive any bankruptcy or insolvency of any entity in the Producer Group. Producer represents and warrants to Gatherer that Producer has the authority to make the Dedication and the conveyance of the Gathering Rights subject to, and in accordance with, this Agreement from and out of Producer Group’s Interests, and that, except as provided in this Agreement, Gatherer will be the exclusive provider of gathering services for the Dedicated Interests. It is the intention of the Parties that such grant, commitment, dedication, transfer, and conveyance under this Section 2.4 and all of the terms and provisions of this Agreement shall constitute a conveyance of a real property interest to Gatherer and that, notwithstanding any other provision of this Agreement, such grant, commitment, dedication, transfer, and conveyance and all of the terms and provision of this Agreement shall not be subject to rejection under Section 365 of title 11 of the United States Code (the “Bankruptcy Code”).
Section 2.5 Acreage Swaps; Transfers Free from the Dedication.
(a)Producer Group shall be permitted to Transfer net acres of the Dedicated Interests free of the Dedication hereunder up to the Unrestricted Amount; provided, however, that Producer Group may not Transfer any Dedicated Interests free from the Dedication without Gatherer’s consent if Dedicated Gas is produced from any Well that is located on a Well Pad on which other Wells are, are in the process of, or have been connected to the Gathering System (whether producing, shut-in, temporarily abandoned or which has been spud or as to which drilling, completion, reworking or other well operations have commenced) or for which a Connection Notice has previously been delivered by Producer for any Well on such Well Pad. Producer shall provide quarterly informational notices to Gatherer setting forth the total net acreage of Dedicated Interests Transferred pursuant to this Section 2.5(a).

(b)Producer may enter into an acreage trade or swap without Gatherer’s consent incorporating the Dedicated Interests, provided (A) that the acreage to be Transferred to a third party must not include any Dedicated Interests associated with any Well that is located on a Well Pad on which other Wells are, are in the process of, or have been connected to the Gathering System (whether producing, shut-in, temporarily abandoned or which has been spud or as to which drilling, completion, reworking or other well operations have commenced) or for which a Connection Notice has previously been delivered by Producer for any Well on such Well Pad and (B) the acquired acreage must (i) be similar in quantity on a net acres basis, (ii) be undeveloped, and (iii) present economic prospects to Gatherer for the construction and operation of facilities required to provide Services which are not materially less favorable in the aggregate to Gatherer, in each case, as mutually agreed by Gatherer and Producer, provided, that if the Parties are unable to reach a mutual agreement, then, at Producer’s sole cost and expense (unless the expert ultimately determines in writing that Gatherer unreasonably withheld consent), the criteria set forth above shall be subject to the determination of a mutually agreed, nationally-recognized oil and gas auditor or other technical expert experienced in the oil and gas industry. Notwithstanding the foregoing, if all or any portion of the proposed acreage swap or trade does not meet the requirements of this Section 2.5(b), then Producer may nonetheless complete such acreage swap or trade (or noncompliant portion of such acreage swap or trade) in accordance with Section 2.5(b) and any such acquired acreage not meeting the requirements hereunder shall count towards the acreage cap in Section 2.5(a). Producer shall provide written Notice to Gatherer of each proposed acreage swap, along with information reasonably necessary to enable Gatherer to determine whether the proposed acreage swap complies with the provisions of this Section 2.5(b) and shall further promptly provide Gatherer with any and all information Gatherer reasonably requests; provided, for the avoidance of doubt, the provisions of Section 18.6 shall apply to any such information that Producer provides to Gatherer. Gatherer shall affirmatively elect to provide or withhold its consent (which consent may not be unreasonably withheld) within [***] Days of receipt of such proposal. In the event Gatherer does not provide timely consent, Gatherer shall be deemed to have given its consent to the proposed acreage swap or trade.
(c)Except as set forth in this Section 2.5, any transfer of Dedicated Interests shall be governed by Section 18.4.
Section 2.6 Covenant to Provide Dedicated Interests.
(a)The Parties acknowledge and agree that Exhibit A sets forth a map of Producer’s Interests that are dedicated hereunder as of the Effective Date. The map set forth on Exhibit A shall be sufficient to be recorded in all counties required to give effect to the Dedication. If for any reason such map is found to be insufficient, then Producer shall promptly, but in any event within 5 Business Days, provide an updated map to replace Exhibit A and all necessary information that will be sufficient to effect recording in the applicable county records.
(b)Notwithstanding the forgoing, not later than [***] for the portion of the Dedicated Area within West Virginia and [***] for the portion of the Dedicated Area within Pennsylvania, Producer shall provide Gatherer with a list of each of Producer’s Interests that are Dedicated hereunder. [***]. Subject to the exceptions set forth in this Section 2.6(b), the provisions of Section 18.6 shall apply to any such list that Producer provides to Gatherer pursuant to this Section 2.6(b).

Section 2.7 Priority of Dedicated Gas. Producer shall receive Firm Service for all Gas delivered at the Receipt Points on any Day up to the MDQ. Gas delivered by or for the account of Producer at the Receipt Points on any Day in excess of the MDQ applicable on such Day shall receive Interruptible Service.
ARTICLE 3
SERVICES; GATHERING SYSTEM EXPANSION AND CONNECTION OF WELLS

Section 3.1 Gatherer Service Commitment. Gatherer shall conduct all of its activities and operations under this Agreement in a commercially reasonable and timely manner. Gatherer shall design, construct, own, operate, maintain, and repair or replace, or cause to be designed, constructed, operated, maintained, and repaired or replaced, the Gathering System in a good and workmanlike manner and in accordance with applicable law and shall employ commercially reasonable practices and procedures in the design, construction, operation and maintenance thereof. Subject to and in accordance with the terms and conditions of this Agreement, Gatherer commits to providing the following services (collectively, the “Services”) to Producer:
(a)design, own, operate, maintain, repair, replace and expand the Gathering System (including expanding the Gathering System in accordance with Section 3.3) or cause the same to be performed;
(b)receive, or cause to be received, into the Gathering System, from or for the account of Producer, at each Receipt Point, all Dedicated Gas;
(c)receive, or cause to be received, into the Gathering System, from or for the account of Producer, at each Receipt Point, all Gas delivered by or for the account of Producer from the area described on Exhibit I;
(d)compress and/or dehydrate Gas received from or on behalf of Producer into the Gathering System at the System Compressor Stations and Incremental Compression System Compressor Station in accordance with Section 3.5 or High Pressure Receipt Point or as otherwise required to deliver Dedicated Gas to the applicable Delivery Point;
(e)deliver, or cause to be delivered, to or for the account of Producer, at the nominated Delivery Point, Delivery Point Gas allocated to Producer up to the MRDO;
(f)recover Pipeline Drip from the Gathering System and remit net proceeds pro rata to Producer in accordance with Section 6.4 or deliver Pipeline Drip to each Pipeline Drip Delivery Point;
(g)to construct, install and maintain all necessary facilities on the Gathering System necessary for Gatherer to comply with Article 8 as to each System AMI; and
(h)Buyback metering service as detailed in Section 3.10.

Section 3.2 Development Plan; Exchange and Review of Information. On the Effective Date of this Agreement and no later than each anniversary thereof throughout the term hereof, Producer will deliver to Gatherer Producer’s current development plan in accordance with the terms of this Section 3.2 (the “Development Plan”). During the term of the Agreement, the Parties will meet in person at least once every Contract Year for planning and coordination purposes, unless the Parties mutually agree to forgo such annual meeting. At least once every Calendar Quarter, Producer shall provide Gatherer with good faith updates to its Development Plan (if any), including updates to its drilling schedule, the aggregate production forecasts by drilling unit within the Dedication Area and any new acquisition of Interests within the Dedication Area. The Development Plan must contain anticipated or estimated drilling activity for the applicable Wells for the next [***] Months, the anticipated spud and first flow dates, if available, and expected flow rates by pad, Well or drilling unit. All Development Plans made available to the Parties under this Section 3.2 will remain confidential in accordance with Section 18.6.
Section 3.3 Expansion of Gathering System; Connection of Wells; Delivery Points.
(a)New Receipt Points within the Applicable Area. If, at any time following the Effective Date and during the term hereof, Producer desires Gatherer to construct pipelines and facilities to establish any additional new Receipt Point(s) within the Applicable Area that was not subject to a Conflicting Dedication (“Additional Receipt Points”), Producer will deliver to Gatherer written notice (“Additional Connection Notice”) not less than 24 Months prior to the Anticipated Production Date.
(i)  The Additional Connection Notice will include the name and planned location of the new Receipt Point, the Anticipated Production Date, the required delivery pressure, the required Delivery Point(s), Producer’s applicable working interest in the planned Wells, the operator, target formation and depth, minimum lateral length, and depth of the planned Wells, the numbers of Wells to be connected (if connecting to a Well Pad), the number of existing Wells, Producer’s twenty-four (24) Month rolling production forecast for the new Receipt Point, the availability of space on the Well Pad for the installation of the applicable Receipt Point and dehydration facilities, and any other information that Gatherer reasonably requests in association with such Additional Receipt Point (collectively, “Connection Notice Information”), provided Gatherer acknowledges that the Connection Notice Information shall be based upon Producer’s reasonable and good faith forecast, which forecast is subject to change in Producer’s sole discretion for which Producer shall have no liability except as expressly set forth hereunder. The Parties shall coordinate and reasonably cooperate with respect to the design, route and size of the facilities (including pipe diameter and dehydration equipment) taking into account Producer’s volume forecasts and required delivery pressure.
(ii)  If the Connection Notice Information provided with respect to any Connection Notice meets the Additional Connection Criteria for the Wells to be connected to the proposed Receipt Point, Gatherer will complete construction of all facilities for and  establish the Additional Receipt Point(s), at Gatherer’s sole cost and expense, provided however, Gatherer may elect to complete any Additional Receipt Point regardless of whether the Connection Notice Information provided with respect to any Connection Notice meets the Additional Connection Criteria in its sole discretion.

(iii)  With respect to Additional Receipt Points that Gatherer elects to connect to or is required to connect to hereunder, not later than 270 Days prior to the Anticipated Production Date set forth in each Additional Connection Notice (the “Additional Confirmation Date”), Producer will deliver a notice to Gatherer either confirming the Additional Connection Notice or cancelling the Additional Connection Notice (a “Additional Confirmation Notice”). Each Additional Confirmation Notice confirming an Additional Connection Notice will contain Producer’s good faith update, if any, to the applicable Connection Notice Information, including (subject to Section 3.3(a)(iv)) the Anticipated Production Date. Notwithstanding the foregoing in this Section 3.3(a)(iii), in the event Producer fails to deliver the Additional Confirmation Notice on or before 270 Days prior to the Anticipated Production Date set forth in an Additional Connection Notice, the Anticipated Production Date for such Additional Receipt Point will be extended on a day-for-day basis until Producer issues the Additional Confirmation Notice to Gatherer.
(iv)  Additionally, in the event Producer modifies any of the information provided in the Connection Notice Information such that the Additional Connection Notice would not meet the Additional Connection Criteria or, following delivery of an Additional Connection Notice, changes to the location of the Additional Receipt Point such that it is no longer located within the LOD, then Gatherer shall have no further obligation to construct such Additional Receipt Point, subject to Section 3.3(d), and if Producer then elects not to make the connection as provided in Section 3.3(d)(iii)(B), Producer shall reimburse Gatherer in accordance with Section 3.3(f).
(b)Extended Receipt Points Outside the Applicable Area. If, at any time following the Effective Date and during the term hereof, Producer desires Gatherer to construct pipelines and facilities to establish any additional new Receipt Point(s) within the Dedicated Area but outside the Applicable Area and that was not subject to a Conflicting Dedication (“Extended Receipt Points”), Producer will deliver to Gatherer written notice (“Extended Connection Notice”) not less than 30 Months prior to the Anticipated Production Date.
(i)  [***].
(ii)  [***].
(iii)  [***].
(c)Modified New Receipt Points. If, at any time following the Effective Date and during the term hereof, Producer desires Gatherer to construct pipelines and facilities to establish any additional new Receipt Point(s) within the Dedicated Area but outside the Applicable Area, then in the event that the Connection Notice Information provided with respect to any Connection Notice meets the Additional Well Criteria, but does not meet the Extended Connection Criteria (each such instance, a “Modified Connection Notice”, and the applicable Receipt Point a “Modified Receipt Point”), the following shall apply:

(i)  The Modified Connection Notice will include the Connection Notice Information; provided Gatherer acknowledges that the Connection Notice Information shall be based upon Producer’s reasonable and good faith forecast.
(ii)  [***].
(iii)  [***].
(iv)  [***].
(v)  [***].
(vi)  If Producer elects (or is deemed to have elected) not to make the connection as provided in Section 3.3(c)(iv)(B) above, the affected Wells (and the portions of the Interests located within the geographic confines of the producing unit(s) ascribed to such Wells) will be permanently released from the Dedication.
(vii)  For the avoidance of doubt, any connection made pursuant to Section 3.3(c) shall, upon the Completion Deadline for the applicable Modified Receipt Point, be considered part of the Gathering System for all purposes hereunder; provided that the Anticipated Production Date for any Modified Receipt Point shall not be earlier than 30 months following the later of the date that Gatherer receives notice from Producer that Producer either (A) elects to have Gatherer make the requested connection to the Gathering System as provided in Section 3.3(c)(iii) above or (B) accepts Gatherer’s proposal made pursuant to Section 3.3(c)(i).
(d)Optional New Receipt Points. In the event that the Connection Notice Information provided with respect to any Connection Notice for a Receipt Point (provided such Receipt Point is located within the Dedication Area) does not meet the Additional Connection Criteria or the Extended Connection Criteria, as applicable, or in the event that Producer modifies any of the information provided in a Connection Notice Information pursuant to an Extended Confirmation Notice or Additional Confirmation Notice such that the Connection Notice would not meet the Additional Connection Criteria or the Extended Connection Criteria, as applicable (excluding in all circumstances changes to the location of the applicable Receipt Point such that it is no longer located within the LOD) (each such instance, an “Optional Connection Notice”, and the applicable Receipt Point, an “Optional Receipt Point”), the following shall apply:
(i)  Within thirty (30) Days from receipt of an Optional Connection Notice, Gatherer may provide Producer with written notice of the terms and conditions, including fees, increases to Minimum Volume Commitments, Anticipated Production Date, compression requirements, or capital costs required to construct the Extended Receipt Point. If Gatherer does not respond to an Optional Connection Notice within the applicable thirty (30)-Day period under this Section 3.3(d), then Gatherer will be deemed to have elected not to make the requested connection.

(ii)  If Gatherer delivers the notice referred to in Section 3.3(d)(i), Producer may, within 15 Days of receiving such proposal, by notice to Gatherer, either accept Gatherer’s proposed terms or reject Gatherer’s proposed terms and the Parties shall amend this Agreement to give effect to such proposal. In the event Producer does not respond within such 15-Day period, Producer will be deemed to have rejected such proposal.
(iii)  [***].
(iv)  [***].
(v)  [***].
(vi)  For the avoidance of doubt, any connection made pursuant to Section 3.3(d) shall, upon the Completion Deadline for the applicable Optional Receipt Point, be considered part of the Gathering System for all purposes hereunder.
(vii)  The Anticipated Production Date for any Optional Receipt Point that is an Extended Receipt Point shall not be earlier than 12 months following the later of the date that Gatherer receives notice from Producer that Producer either (A) elects to have Gatherer make the requested connection to the Gathering System as provided in subpart Section 3.3(d)(iii)(A) above or (B) accepts Gatherer’s proposal made pursuant to Section 3.3(d)(i).
(viii)  The Anticipated Production Date for any Optional Receipt Point that is an Additional Receipt Point shall not be earlier than 270 Days following the later of the date that Gatherer receives notice from Producer that Producer either (A) elects to have Gatherer make the requested connection to the Gathering System as provided in section Section 3.3(d)(iii)(A) above or (B) accepts Gatherer’s proposal made pursuant to Section 3.3(d)(i).
(e)Gatherer’s Failure to Meet Completion Deadline. If Gatherer is not ready and able to provide service at an (i) Additional Receipt Point or (ii) Extended Receipt Point on or before the later of (A) the Anticipated Production Date as extended in accordance with the terms of this Agreement and (B) the actual completion date of the applicable Well(s) that in the aggregate deliver volumes substantially similar to those forecast in the applicable Additional Confirmation Notice or Extended Connection Notice (the “Completion Deadline”) then, except to the extent such delay is caused or contributed to by an event of Force Majeure or the actions or inactions of Producer Group, Producer shall be entitled to the applicable remedies set forth on Exhibit Q and, during each Month (or partial Month) in which the connection is delayed, the Minimum Volume Commitment will be reduced on a Dth for Dth basis by the Monthly average of Producer’s good faith forecast volumes of Dedicated Gas produced from the Wells intended to be serviced by the delayed Additional Receipt Point or Extended Receipt Point, provided that such reduction to the Minimum Volume Commitment shall be subject to a Monthly true-up whereby, if the actual volumes delivered for such Month are less than the forecast volumes for such Month, the difference between (i) the reduction in the Minimum Volume Commitment that was applied based on the forecast volumes and (ii) the reduction that would have been applied had the forecast been accurate, shall be added to the Minimum Volume Commitment.

(f)Producer Reimbursement Obligations. In the event that a Receipt Point that is the subject of an Additional Confirmation Notice or an Extended Confirmation Notice fails to meet, by [***] Months following the Anticipated Production Date, the Additional Connection Criteria or Extended Connection Criteria, as applicable, then Producer shall reimburse Gatherer for all actual, documented costs and expenses associated with the applicable Receipt Point plus an additional [***]%. In the event that, prior to the expiration of the [***] Month-period following the Anticipated Production Date, the applicable Receipt Point subsequently meets the Additional Connection Criteria or Extended Connection Criteria, as applicable, then Producer shall be entitled to a [***]% reduction in the Reservation Fee (or, if applicable, the Overrun Fee) with respect to all volumes of Dedicated Gas received at such Receipt Point until the total amount of such reduction in the Reservation Fee (or, if applicable, the Overrun Fee) equals the total amount of such reimbursed costs and expenses (including the additional [***]% amount).
(g)Producer Facilities. Producer, at its own expense, shall complete or direct the completion of the design, construction, installation, operation and maintenance of all necessary facilities upstream of the Receipt Points needed to effectuate delivery of Producer’s Dedicated Gas into the Gathering System in accordance with the terms of this Agreement.
Section 3.4 Determination of MDQ and MRDO. The MDQ for each System AMI and MRDO for each corresponding Delivery Point from the Effective Date until December 31, 2020 shall be as set forth in Exhibit C, and with respect to each Year thereafter shall be adjusted in accordance with the following process:
(a)The MDQ for each System AMI shall be adjusted each January 1 commencing January 1, 2022 (each such January 1, a “MDQ Determination Date”), based on the summation of: (i) [***]% of all the average daily quantities of Dedicated Gas received from Producer from High Pressure Receipt Points and Low Pressure Receipt Points in the prior 6 Month period in such System AMI and (ii) the good faith forecasted peak quantity of new Dedicated Gas anticipated in the following [***] Months based upon Additional and Extended Connection Notices and the latest Development Plan which in each case shall utilize the best available information in such System AMI; provided, however, that any adjustment to the Low Pressure MDQ shall be limited by the corresponding System Compressor Station(s) and the Max MDQ for each System AMI and provided further that nothing herein shall obligate Gatherer to add compression capacity except as set forth in Section 3.5. Gatherer reserves the right in its sole discretion to increase the Max MDQ and/or Low Pressure MDQ for any System AMI. The summation of all System AMI MDQs shall never be less than an amount equal to [***]% of the Minimum Volume Commitment. Gatherer shall provide written notice of the revised MDQ for each System AMI within [***] Days of the MDQ Determination Date.
(b)Adjustments in each System AMI MDQ calculated above shall result in equal adjustments to the MRDO for each corresponding Delivery Point in the System AMI as desired by Producer up to the Max MRDO for each Delivery Point. Producer shall be entitled to allocate the incremental adjusted capacity of the MDQ for each System AMI among such System AMI’s Delivery Points up to the MRDO for each such Delivery Point. In addition Producer shall not be entitled to reduce any Delivery Point MRDO below the minimum flow rates specified by the Downstream Pipeline related to each Delivery Point. Producer shall make such MRDO allocation selections by no later than [***] Days following receipt of written notice from Gatherer with respect to the adjusted System AMI MDQs. In the event Gatherer requires expansion of any Delivery Point to accommodate an increase in MRDO, Gatherer shall work in good faith to expand such capacity quickly and Producer shall not be entitled to such increase in MRDO until such expansion is complete.

(c)Gatherer shall revise Exhibit C to reflect any adjustments pursuant to this Section 3.4, and shall provide the same to Producer within [***] Days following the final determination of any such adjustments, including the final as-built capacity of a Delivery Point that has been expanded to accommodate a revised MRDO.
Section 3.5 Incremental Compression.
(a)Exhibit C describes the centralized compression and dehydration facilities in place or contemplated as of the Effective Date to compress and dehydrate Dedicated Gas upstream of any suction facility to permit Dedicated Gas to enter such Downstream Pipelines or High Pressure gathering pipelines (“System Compressor Stations”). Gatherer shall operate and maintain each System Compressor Station to provide capacity for Dedicated Gas up to the Low Pressure MDQ of each System Compressor Station and, with respect to each System AMI, not less than the total compression capacity set forth on Exhibit C as of the Effective Date for such System AMI. For the avoidance of doubt, Gatherer shall have the right (at its sole cost and without additional charge to Producer) at any time to add additional compression to a Gathering System as it deems necessary or appropriate to provide services in respect of Third Party Gas in addition to the capacity reflected in Exhibit C. Producer shall be entitled to the full capacity reflected at various suction pressures as detailed in Exhibit C at each System Compressor Station. Gatherer has no obligation to incur material expense if a System AMI, as of the Effective Date, is not designed and capable of transitioning High Pressure Receipt Points to Low Pressure.
(b)In the event Producer desires to increase the Low Pressure MDQ for any System AMI or System Compressor Station, Gatherer shall install incremental compression in the amounts and in the locations set forth on Exhibit P (“Incremental Compression”). If Producer desires additional Low Pressure MDQ via connection of a new Low Pressure Delivery Point, Parties shall utilize the process detailed in Exhibit P, which shall include a corresponding increase to the Fuel Cap.
Section 3.6 Dehydration Service. Except for High Pressure Receipt Points and those certain Receipt Points set forth on Exhibit L, Gatherer shall have the obligation at Gatherer’s sole cost and expense to install dehydration at all other Receipt Points at a location determined by Gatherer, which may include at Gatherer’s receipt facilities on Producer’s Well Pad. Producer shall be responsible for providing conforming Gas for all Receipt Points identified in Exhibit L until Gatherer may transition such High Pressure Receipt Point to Low Pressure.
Section 3.7  Minimum Volume Commitment.
(a)During each Contract Year Producer commits to deliver to the Receipt Points a minimum daily volume of Producer Group’s Dedicated Gas averaged over each Month equal to the minimum volume commitment set forth in Exhibit H and subject to adjustment (as applicable) pursuant to the terms of this Agreement (the “Minimum Volume Commitment”); provided that volumes of Gas delivered into the Gathering System by Producer Group from the area outside the Dedication Area but described on Exhibit I shall also be counted towards the Minimum Volume Commitment.

(b)In the event of a Temporary Release (excluding (i) events of Force Majeure in connection with a failure of a Third Party Downstream Pipeline and (ii) failure of any Affiliated Downstream Pipeline that is caused or contributed to by a Third Party Downstream Pipeline), the Minimum Volume Commitment shall be reduced on an Dth-for-Dth basis by the volumes of Dedicated Gas that would have been received into the Gathering System (as calculated based on the daily average volumes produced from Producer’s Well during the 30 Day period prior to the event triggering the Temporary Release (excluding (i) events of Force Majeure in connection with a failure of a Third Party Downstream Pipeline and (ii) failure of any Affiliated Downstream Pipeline that is caused or contributed to by a Third Party Downstream Pipeline) but for such Temporary Release.
(c)In the event of any permanent release pursuant to Section 3.9, the Minimum Volume Commitment for each Month thereafter shall be permanently reduced on an Dth-for-Dth basis by the volumes of Dedicated Gas that Producer produces at the affected Wells and that would have been received into the Gathering System (as calculated based on the daily average volumes produced from Producer’s Well during the 3 Month period prior to the event triggering the permanent release) but for such permanent release.
Section 3.8 Temporary Release. [***].
Section 3.9 Permanent Release.
(a)[***].
(b)If any failure of Gatherer to receive all Dedicated Gas up to the MDQ lasts beyond the time periods required to accrue as set forth in subsection (a) but Gatherer is nonetheless able to resume accepting the affected volumes prior to Producer requesting a permanent release, Producer shall not be entitled to any permanent release pursuant to this Section 3.9.
(c)Notwithstanding anything to the contrary contained in this Agreement, (i) the right to specifically enforce Gatherer’s obligation to provide Firm Services in accordance with Section 2.7 and Section 7.3, (ii) the releases described in Section 3.8 and this Section 3.9, (iii) the applicable Producer remedies described on Exhibit Q, (iv) reductions to the Minimum Volume Commitment described in Section 3.3 and Section 3.7, shall, as applicable, be the sole and exclusive remedy provided to Producer for (a) any inability or failure of Gatherer to accept any volumes of Dedicated Gas, (b) Maintenance, (c) Gatherer’s failure to meet the Completion Deadline, and (d) Overpressure Events.
Section 3.10 Gas Buyback. Gatherer shall accommodate, at Producer’s sole cost and expense (except to the extent facilities and costs are to be the sole responsibility of Gatherer in connection with the construction of an Additional Receipt Point or an Extended Receipt Point pursuant to an Additional Connection Notice or Extended Connection Notice under Section 3.3), any written request by Producer contained in a Connection Notice to redeliver to Producer at a new Delivery Point (each, a “Redelivery Point”) any Gas that has been delivered into the Gathering System by Producer Group that Producer desires to use in lease operations, including for drilling and hydraulic fracturing of Wells located within the Dedication Area (such Gas, the “Buyback Gas”). Producer shall be responsible for the construction, ownership and operation, and all costs and expenses associated therewith, of the Measurement Facilities necessary to receive such Gas at any such Redelivery Point and to measure the quantity and composition of such Gas, and for transporting such Gas from such Redelivery Point to the locations where such Gas will be used. Gatherer shall be ready, willing and able to commence service at and to such Redelivery Point as soon as reasonably practicable following its receipt of a Redelivery Request. Notwithstanding the foregoing, Gatherer shall not be obligated to use any portion of the Gathering System for the redelivery of Buyback Gas to the extent use of the Gathering System for such purpose would impede or prevent Gatherer from using the Gathering System to provide water related services on any portion of the Gathering System.
Section 3.11 Right of Way and Access.
(a)Gatherer is responsible, at its sole cost and expense, for the acquisition of all rights of way, crossing permits, licenses, use agreements, access agreements, leases, fee parcels, and other rights in land right necessary to construct, own, and operate each Gathering System, and all such rights in land shall be solely for use by Gatherer and shall not be shared with Producer, except as otherwise agreed by Gatherer. If after using its reasonable best efforts to acquire its own surface rights, Gatherer has been unable to do so with respect to any portion of the lands covered by the Dedicated Interests, then upon written request from Gatherer, Producer shall GRANT, TRANSFER, AND CONVEY and/or to cause each Affiliate to GRANT, TRANSFER, AND CONVEY, without warranty of title, either express or implied, to the extent that it may contractually and lawfully do so without the incurrence of out-of-pocket expense that Gatherer does not agree to reimburse, an easement and right of way in a recordable form mutually agreed by the Parties upon such portions of the lands covered by the Dedicated Interests, for the purpose of installing, using, maintaining, servicing, inspecting, repairing, operating, replacing, disconnecting, and removing all or any portion of the Gathering System, including all pipelines, meters, and other equipment necessary for the performance of this Agreement; provided, that the exercise of these rights by Gatherer will be limited to any surface use agreements, rights-of-way, easements, fee interests or other surface interests (excluding rights granted pursuant to oil, gas or mineral lease) procured or held by Producer or its Affiliates, shall not unreasonably interfere with Producer’s or such Affiliate’s lease operations or with the rights of owners in fee, and will be subject to Producer’s safety and other access requirements applicable to Producer’s personnel, its contractors and subcontractors and any and all applicable law and the contractual terms of Producer’s agreements with the applicable land and surface owners. Neither Producer nor such Affiliate shall have a duty to maintain the underlying agreements (such as leases, easements, and surface use agreements) that such grant, transfer, and conveyance of easement or right of way to Gatherer is based upon, and such grants, transfers, and conveyances of easement or right of way will terminate if Producer or such Affiliate, as applicable, loses its rights to the property, regardless of the reason for such loss of rights. Notwithstanding the foregoing, (i) Producer will assist Gatherer to secure replacements for such terminated grants, transfers, and conveyances of easement or right of way, in a manner consistent with the cooperation requirements of Section 3.13, (ii) to the extent that Producer agrees that Gatherer’s Measurement Facilities may be located on Producer’s Well Pad sites, Producer shall be responsible for obtaining any necessary rights to locate such Measurement Facilities on such Well Pad sites, and (iii) Producer shall use reasonable efforts to involve Gatherer in Producer’s negotiations with the owners of lands covered by the Dedicated Interests so that Producer’s surface use agreements and Gatherer’s rights of way with respect to such lands can be concurrently negotiated and obtained. Producer shall provide Gatherer with copies of all such real property documents and accompanying survey plats and shall make all conveyances or assignments to Gatherer and take all further actions reasonably necessary, at Gatherer’s request, to determine, evidence and give effect to the rights granted, transferred, and conveyed to Gatherer by Producer under this Section 3.11.

(b)Gatherer agrees to indemnify, defend and hold harmless Producer from and against any and all third party claims attributable to, arising out of or relating to such rights granted pursuant to this Section 3.11, provided, however, that Gatherer shall only be liable hereunder to the extent such claims are caused in whole or in part by the negligence, gross negligence, or willful misconduct or any breach of any applicable surface use agreement, right-of-way, easement or other applicable instrument, in each case, by Gatherer or its Affiliates or any of their directors, officers, employees, agents, consultants, representatives, and invitees. Any property of Gatherer placed on any such real property interests of Producer or other Persons referenced in this Section 3.11 will remain the personal property of Gatherer, may be disconnected and removed by Gatherer at any time for any reason subject to this Agreement, and will be disconnected and removed by Gatherer, at its expense, upon the requirement of any such other Persons or upon termination of this Agreement unless otherwise agreed to in writing by Producer.
(c)Notwithstanding anything herein to the contrary, all rights granted by Producer to Gatherer under this Section 3.11 shall automatically terminate upon the removal of the Gathering System and be of no further force and effect. Upon such termination, Gatherer shall, or shall cause, at its sole cost and expense and without any cost or expense to Producer or any of its Affiliates (i) within 180 Days of termination of this Agreement, to be extended Day-for-Day by any event of Force Majeure or the fault of Producer Group, restore the applicable properties to the approximate same condition as, or better condition than, they were prior to Gatherer’s exercising of the rights granted under this Section 3.11, and (ii), if applicable, remove or abandon the Gathering System in accordance with applicable law.
Section 3.12 Space on Well Pad. To the extent available without interfering with Producer’s facilities or operations, which shall be determined in the reasonable discretion of Producer, Producer shall provide Gatherer with reasonably sufficient space on each Well Pad to install applicable Receipt Point and dehydration facilities, and the Parties shall coordinate construction efforts to locate the Receipt Point on the applicable Well Pad.
Section 3.13 Cooperation. Because of the interrelated nature of the actions of Producer and Gatherer required to obtain the necessary permits and authorizations from the appropriate Governmental Authorities and the necessary consents, rights of way and other authorizations from other Persons necessary to drill and complete each Well and construct the required extensions of the Gathering System to each Receipt Point, Producer and Gatherer agree to work together in good faith to obtain such permits, authorizations, consents and rights of way as expeditiously as reasonably practicable, all as provided herein. Producer and Gatherer further agree to cooperate with each other and to communicate regularly regarding their efforts to obtain such permits, authorizations, consents and rights of way.

Section 3.14 Cost-In-Aid. The Parties acknowledge and agree that Producer’s payments to Gatherer pursuant to Section 3.3 and any payments related to construction, maintenance or repair of the Gathering System shall, in each case, constitute cost-in-aid of construction payments and that Producer shall have no ownership of, or other interest in, any of the facilities for which Producer is providing that payment.
ARTICLE 4
TERM

Section 4.1 Term. This Agreement shall become effective on the Effective Date and, unless terminated earlier by mutual agreement of the Parties, shall continue in effect until December 31, 2035 and Contract Year to Contract Year thereafter (with the initial term of this Agreement deemed extended for each of any such additional Month) until such time as this Agreement is terminated, by notice from any Party to the other Parties, effective on the last Day of the Month specified in such notice, which notice shall be given not less than 90 Days before the effective date of such termination.
ARTICLE 5
FEES AND CONSIDERATION

Section 5.1 Fees. Subject to the other provisions of this Agreement, including the terms and conditions attached at Exhibit S and Exhibit J hereto, Producer shall pay Gatherer each Month in accordance with the terms of this Agreement, for all Services provided by Gatherer during such Month, an amount equal to the sum of the following (provided, however, that notwithstanding the Effective Date, this Section 5.1, as well as Sections 5.2 and 5.3, shall be effective as of April 1, 2020, and prior to such date the rates and fees set forth in such applicable pre-existing gathering agreement between the Parties or their Affiliates shall apply):
(a)The product of (A) the Minimum Volume Commitment multiplied by (B) the Reservation Fee as set forth in Exhibit H (as such fee may be increased or decreased in accordance with Section 5.2, the “Reservation Fee”);
(b)The product of (A) the aggregate quantity of Gas above the Minimum Volume Commitment, stated in Dth, received by Gatherer from Producer or for Producer’s account (including Dedicated Gas produced by any Affiliate) at each Receipt Point (which shall be corrected for any Producer’s allocation of gain across each System AMI) during such Month multiplied by (B) the Overrun Fee as set forth in Exhibit H (as such fee may be increased or decreased in accordance with Section 5.2, the “Overrun Fee”);
(c)The product of (A) the aggregate quantity of Pipeline Drip recovered by Gatherer and sold to a third party at any Pipeline Drip Delivery Point multiplied by (B) the Pipeline Drip Marketing Fee as set forth in Exhibit H (as such fee may be increased or decreased in accordance with Section 5.2, the “Pipeline Drip Handling Fee”);
(d)The product of (A) the aggregate quantity of Gas serviced from Incremental Compression, stated in Dth, received from Producer or for Producer’s account (including Dedicated Gas produced by any Affiliate) during such Month multiplied by (B) the number of stages of compression utilized with such Incremental Compression multiplied by (C) the applicable amounts set forth in Exhibit H (as such fee may be increased or decreased in accordance with Section 5.2, the “Incremental Compression Fee”); and

(e)Subject to the other provisions of this Agreement, Producer shall pay Gatherer the actual cost of electricity used as Fuel and allocated to Producer in accordance with Section 6.2.
Section 5.2 Fee Adjustment. The Reservation Fee, Overrun Fee, Pipeline Drip Handling Fee, and the Incremental Compression Fee shall be adjusted on an annual basis by a percentage equal to the percentage change, from the preceding year, in the All Items Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average, 1982–84 = 100, as published by the United States Department of Labor, Bureau of Labor Statistics (“CPI”). Such adjustment shall be made effective upon the first Day of each Contract Year commencing in the Contract Year beginning in 2021, and shall reflect the percentage change in the CPI as it existed for June of the preceding Contract Year from the CPI for the second immediately preceding June; provided, however, that the Reservation Fee, Overrun Fee, Pipeline Drip Handling Fee and the Incremental Compression Fee shall never be increased or decreased by more than [***]. Notwithstanding the foregoing, The Reservation Fee, Overrun Fee, Pipeline Drip Handling Fee, and the Incremental Compression Fee shall not be adjusted pursuant to any downwards change in the CPI below each such fee as of the Effective Date.
Section 5.3 Fee Credit. Producer shall be entitled to a fee credit for each Dth of Dedicated Gas for which Services are provided under this Agreement and which is delivered for transportation under the FTS Agreements. For each FTS Credit Delivery Point set forth on Exhibit C, Producer shall receive a credit, to be set forth on the invoice delivered pursuant to Section 13.1, equal to the amount of fees actually paid (including any reservation fees, overrun fees or other amounts paid) under the FTS Agreements for transportation services afforded to the Dedicated Gas (as defined herein), and only the Dedicated Gas delivered to such FTS Credit Delivery Point pursuant to this Agreement.
Section 5.4 Credit Support. The Parties acknowledge and agree that, as of the Effective Date, Producer meets the Minimum Credit Standard. For so long as Producer satisfies the Minimum Credit Standard during the term hereof, Producer shall not be obligated to post or issue, or cause to be posted or issued, any Credit Support. If, at any time after the Effective Date, Producer fails to satisfy the Minimum Credit Standard (the “Downgrade”) Producer shall promptly notify Gatherer in writing of the occurrence of the Downgrade and shall deliver Credit Support in an amount equal to the Credit Support Amount within [***] Business Days of the Downgrade. Any such Credit Support provided by Producer shall be maintained in full force and effect through a period ending as of the earlier of (a) the date that Producer satisfies the Minimum Credit Standard and (b) [***] Days after the expiration of the term hereof. Prior to the Effective Date and at such other times as Gatherer may reasonably request, Producer shall provide Gatherer with documentation demonstrating its creditworthiness to the reasonable satisfaction of Gatherer. For purposes of this Section 5.4, “Credit Support” means one or more irrevocable, transferable standby letter of credit in form and substance reasonably acceptable to the Gatherer, issued by a commercial bank or trust company organized under the laws of the United States or a political subdivision thereof, with (i) a credit rating of at least (A) “A-” by S&P or (B) “A3” by Moody’s and (ii) having a net worth of at least $2,500,000,000 at the time of issuance of a letter of credit, the costs of which shall be borne by Producer.

ARTICLE 6
ALLOCATIONS

Section 6.1 Allocation of Lost and Unaccounted For Gas. Lost and Unaccounted For Gas shall be allocated, on a Monthly basis, among all Receipt Points on each System AMI pro rata based upon the Thermal Content of all Gas received at all Receipt Points on such System AMI during such Month. Total Lost and Unaccounted For Gas with respect to each System AMI shall be determined by subtracting from the sum of the total Thermal Content of Gas received at all Receipt Points on such System AMI during such Month the sum of (a) the Thermal Content of Gas actually delivered to all Delivery Points on such System AMI during such Month, (b) the Thermal Content of Pipeline Drip recovered from such System AMI during such Month (other than Pipeline Drip vaporized and reinjected into the Gas stream), and (c) the Thermal Content of Gas used for Fuel on such System AMI, if any, during such Month, provided, however, that the Monthly total of Lost and Unaccounted For Gas with respect to each System AMI shall not exceed the amounts set forth in Exhibit C, as may be updated annually by mutual agreement of the Parties (each acting reasonably and in good faith) in order to account for new compression facilities, in each case on such System AMI during such Month. Lost and Unaccounted For Gas shall be allocated, on a Monthly basis, to each Receipt Point based upon a fraction, the numerator of which is the total Thermal Content of Gas measured at such Receipt Point during such Month, and the denominator of which is the total Thermal Content of Gas measured at all Receipt Points on the System AMI on which such Receipt Point is located during such Month.
Section 6.2 Allocation of Fuel and Electric Power.
(a)Fuel, on a Monthly basis, for each System AMI, shall be allocated to Producer pro rata based on the total volume of all Gas received at Producer’s applicable Receipt Points during such Month and the total volume of Gas measured at all Receipt Points on each System AMI; provided, however, that the total amount of Fuel charged or allocated to Producer shall be determined on a System AMI-by-System AMI basis (which shall be determined based on actual measurements of Fuel consumption) in accordance with the target allocations set forth on Exhibit C (such target allocations, the “Fuel Cap”). The Fuel Cap shall be adjusted each January 1, commencing January 1, 2021 based on [***]% of the anticipated requirements of the Gathering System operations, including the operations of System Compressor Stations and any Incremental Compression, for the following Contract Year (however, it shall never be less than the preceding Contract Year).
(b)Notwithstanding the foregoing, to the extent Producer does not deliver sufficient Gas such that any System Compressor Station or Incremental Compression is unable to be operated with standard efficiency, the Fuel Cap shall not apply to the affected System Compressor Station and Incremental Compression.
(c)Electric Power, on a Monthly basis, for each System AMI, shall be allocated to Producer pro rata based on the total volume of all Gas received at Producer’s applicable Receipt Points during such Month and will not be subject to a cap.

Section 6.3 Line Fill. To the extent that it is necessary in order for Gatherer to commence operations of new segments of the Gathering System or due to Maintenance or repairs, Producer shall provide its proportionate share of such line purge and fill Gas to Gatherer in an amount determined by Gatherer in Gatherer’s reasonable discretion and at Producer’s sole cost and expense.
Section 6.4 Allocation of Pipeline Drip Recovered From Each Rich Gas Gathering System. Gatherer will recover Pipeline Drip from each Rich Gas Gathering System as defined in Exhibit C and Gatherer shall be responsible for marketing and/or disposing of Producer’s Pipeline Drip recovered from each Rich Gas Gathering System under arms-length sales transactions. Gatherer shall remit to Producer for such Pipeline Drip 100% of the product recovered of the Net Sales Price multiplied by the volume of Producer’s Pipeline Drip sold by Gatherer, or if the cost of marketing and/or disposing of Producer’s Pipeline Drip exceeds the amount received therefor, then Producer shall pay Gatherer the difference between the cost of marketing and/or disposing of the Pipeline Drip and the Net Sales Price of the Pipeline Drip. Gatherer shall use commercially reasonable efforts to market and sell the Pipeline Drip under the most favorable terms (including price) that Gatherer can reasonably obtain, and Gatherer is obligated to accept the bid for Pipeline Drip that results in the highest net price for its shippers. As used herein, the “Net Sales Price” of Pipeline Drip attributable to Producer’s Gas shall be the weighted average of the net price per Gallon received by Gatherer, excluding any sales to Affiliates of Gatherer not transacted on an arms-length basis, for the total volume of Pipeline Drip sold at or from each Rich Gas Gathering System during the applicable Month. For purposes of this calculation, the net price per Gallon received by Gatherer for Pipeline Drip shall be determined by deducting from the actual gross sales revenue of Pipeline Drip sold at or from the Gathering System during the Month the Pipeline Drip Handling Fee, the direct costs of transportation, tank car rentals, taxes (including gross receipts taxes), offsite storage, water disposal, marketing and any other out-of-pocket expenses incurred by Gatherer or its Affiliates from third parties who are not Affiliates of Gatherer (unless such Affiliate expenses are approved by Producer, which approval shall not be unreasonably withheld) prior to or in direct connection with the sale of such Pipeline Drip, and dividing by the volume of Pipeline Drip sold to determine a net price per Gallon (FOB or netted back to the Gathering System). Pipeline Drip shall be allocated to each Receipt Point upstream of the applicable Pipeline Drip recovery point by multiplying the volume (expressed in Gallons) of Pipeline Drip recovered at the applicable Pipeline Drip recovery point by a fraction, the numerator of which is the Theoretical Volume of Pipeline Drip attributable to such Receipt Point and the denominator of which is the Theoretical Volume of Pipeline Drip for all Receipt Points upstream of the applicable Pipeline Drip recovery point. “Theoretical Volume of Pipeline Drip” shall be the product of (i) the total volume of Gas (in Mcf) received at each Receipt Point upstream of the applicable Pipeline Drip recovery point during the applicable Month and (ii) the Gallons per minute of pentanes and heavier components in such Gas, determined at the relevant Receipt Point. The Gallons per minute shall be determined by the Gatherer using the sampling requirements in Article 11 from each Receipt Point. Gatherer shall provide to Producer such allocated volumes in converted Dth for each Month for balancing. Any Pipeline Drip delivered to a Pipeline Drip Delivery Point by Producer shall not be assessed the Pipeline Drip Handling Fee. Producer shall be solely responsible for all arrangements permitting Gatherer to deliver Pipeline Drip to each such Pipeline Drip Delivery Point.

ARTICLE 7
CERTAIN RIGHTS AND OBLIGATIONS OF PARTIES

Section 7.1 Operational Control of Gatherer’s Facilities. Gatherer shall design, construct, own, operate, and maintain each Gathering System at its sole cost and risk. Subject to compliance with the terms and conditions of this Agreement, Gatherer shall be entitled to full and complete operational control of its facilities and shall be entitled to schedule deliveries and to operate and reconfigure and remove its facilities in a manner consistent with its obligations under this Agreement. Following termination of this Agreement, at Producer’s request, Gatherer shall disconnect each Gathering System from Producer’s facilities at Gatherer’s sole cost, risk, and expense.
Section 7.2 Maintenance. Subject to the right of Producer to receive temporary and/or permanent release under Section 3.8 or Section 3.9, Gatherer shall be entitled to interrupt its performance hereunder to perform necessary or desirable inspections, pigging, maintenance, testing, alterations, modifications, expansions, connections, repairs or replacements to its facilities as Gatherer deems necessary (“Maintenance”), with reasonable notice provided to Producer, except in cases of emergency where such notice is impracticable or in cases where the operations of Producer will not be affected. Before the beginning of each calendar year, Gatherer shall provide Producer in writing with its good faith projected schedule of the Maintenance to be performed during the year and the anticipated date of such Maintenance. On or before the 10th Day before the end of each Month, Gatherer shall provide Producer with its good faith projected maintenance schedule for the following Month, provided that the Parties acknowledge such yearly and monthly projected schedules shall be subject to change at Gatherer’s reasonable discretion. Notwithstanding anything herein to the contrary, beginning on January 1, 2021, and every Six Months thereafter, the Parties shall calculate the total Dedicated Gas tendered and not accepted in accordance with the terms of this Agreement during the prior six Month period on the Gathering System due to Maintenance, provided however, that there shall be no downtime calculated unless such downtime resulted in a failure of Gatherer to accept volumes of Dedicated Gas delivered and subject to a Nomination up to the MDQ. If any such calculation determines that the run time during the previous six Months on the Gathering System, excluding any downtime caused or contributed to by the actions or inactions of Producer Group or Force Majeure, was less than [***]% during the entirety of such period (a “Maintenance Deficiency”), then Producer shall be entitled to the applicable remedies set forth on Exhibit Q.
Section 7.3 Firm Service; Capacity Allocations On Each Gathering System. Subject to the capacity allocations set forth in this Section 7.3, Gatherer has the right to contract with other Persons for the delivery of Third Party Gas to each Gathering System, including the delivery of Firm Service. If the quantity of Gas available for delivery into any System AMI exceeds the capacity of such System AMI at any point relevant to Gatherer’s service to Producer Group hereunder, then Gatherer shall interrupt or curtail receipts of Gas in accordance with the following:
(a)First, Gatherer shall curtail all Interruptible Service prior to curtailing Firm Service.
(b)Second, if additional curtailments are required beyond Section 7.3(a) above, Gatherer shall curtail Firm Service. In the event Gatherer curtails some, but not all, Firm Service on a particular Day, Gatherer shall allocate the capacity of the applicable point on the relevant System AMI available to such shippers of Firm Service, including Dedicated Gas, on a pro rata basis based upon the location of such curtailment and shipper’s Firm Service rights upstream of the suction location of curtailment or at/through the affected point; provided, however, if Gatherer can identify the location of the constraint, Gatherer will only impose allocation upon those shippers whose Gas is affected by the constraint.
Section 7.4 Arrangements After Redelivery. It shall be Producer’s obligation to make any required arrangements with other parties for delivery of Dedicated Gas to the Receipt Points and Delivery Point Gas following delivery by Gatherer at the Delivery Points and all delivered Pipeline Drip to each Pipeline Drip Delivery Point.
ARTICLE 8
PRESSURES AT RECEIPT POINTS AND DELIVERY POINTS

Section 8.1 Pressures at Receipt Points. For each Six Month Period following the Effective Date, Gatherer will maintain an average operating pressure across each System AMI at or below the pressures specified on Exhibit C, as may be updated annually by mutual agreement of the Parties (each acting reasonably and in good faith) (the “Average Allowable Operating Pressure”). The actual average Six Month Period operating pressure across each System AMI will be determined by dividing (a) the sum of the daily average pressures on such System AMI, as continuously measured during such Six Month period, excluding any Days of Force Majeure affecting such System AMI and any Days where the Nomination is in excess of the System AMI LP MDQ, by (b) the number of Days in the subject Six Month Period, excluding Days of Force Majeure affecting such System AMI and any Days where the Nomination is in excess of the System AMI LP MDQ. If the actual average Six Month Period operating pressure across a System AMI exceeds the applicable Average Allowable Operating Pressure in such Six Month Period for any reason other than Force Majeure or the action or inaction of any member of the Producer Group (an “Overpressure Event”), then Producer may so notify Gatherer (an “Overpressure Notice”) and the following provisions will apply:
(a)If an Overpressure Event occurs, then Producer shall be entitled to the remedies set forth on Exhibit Q.
(b)Gatherer acknowledges and agrees that any Overpressure Event will not constitute, nor be asserted by Gatherer as, a Force Majeure under this Agreement, except to the extent such Overpressure Event was caused or contributed to by an event of Force Majeure.
Section 8.2 Pressures at Receipt Points. Producer shall deliver or cause to be delivered Gas to each Receipt Point at sufficient pressure to enter each Gathering System against its operating pressure, except that Producer shall not be obligated to deliver Gas at pressures in excess of the MAOP of each System AMI at such Receipt Point.
Section 8.3 Pressures at Delivery Points. Each Gathering System shall be designed for and shall be operated at a pressure sufficient to effect delivery to the relevant Downstream Pipeline.
Section 8.4 Producer Facilities. Producer, at its own expense, shall construct, equip, maintain, and operate all facilities (including separation, well lines, line heaters, dehydration and/or compression equipment) necessary to deliver Dedicated Gas to Gatherer at the Receipt Points, including all facilities in the Producer Gathered Areas. Producer shall install and maintain sufficient pressure regulating equipment upstream of the Receipt Points in order to keep the pressure of the Gas delivered to Gatherer at the Receipt Points from exceeding the MAOP at the applicable Receipt Point, as determined by Gatherer in its sole discretion.

ARTICLE 9
NOMINATION AND BALANCING

Section 9.1 Nominations.
(a)No later than 15 Business Days prior to the end of each Month during the term of this Agreement, Producer shall deliver, or cause to be delivered, to Gatherer a written file containing the following information:  (i) Producer’s estimate of the average Daily quantity of total expected flowing Gas, with Dedicated Gas specifically identified, in both Mcf and Dth, to be made available hereunder at each Receipt Point corresponding to each System AMI for the next succeeding Month and (ii) Producer’s estimate of the average Daily quantity of Gas, in Dth, that Producer desires Gatherer to deliver at each Delivery Point on each Day of the next succeeding Month (a “Monthly Estimate”).  Producer shall have the right to change its estimates set forth in any Monthly Estimate (the Monthly Estimate as modified by each change thereto, if any, a “Nomination”) at any time and Gatherer shall accept and confirm Producer’s revised nominated quantities in each Nomination to the extent (1) with respect to each Receipt Point in any portion of the Gathering System described in such Nomination, Producer’s nominations do not result in a quantity of Dedicated Gas in excess of the MDQ or Low Pressure MDQ applicable to such portion of the System AMI across all such Receipt Points, (2) with respect to each Delivery Point in any portion of each Gathering System described in such Nomination, Producer’s nominations do not result in a quantity of Dedicated Gas in excess of the MRDO to Delivery Point(s), (3) such Nomination is consistent, in all material respects, with the nomination cycles and methodology of Gatherer and/or the applicable Downstream Pipeline(s), and (4) such Nomination is confirmed by Gatherer with the operator of the applicable Downstream Pipeline(s) to which the Gas has been nominated for delivery.  In all cases and consistent with Gatherer’s Nomination cycles, Gatherer shall provide Producer with access to the confirmed and scheduled quantities.
(b)Gatherer may require receipt side Nomination for any Gas it receives from Producer Group on other Gatherer gathering assets. Should Gatherer require specific receipt side Nomination, Gatherer will communicate confirmed and scheduled quantities to Producer consistent with Gatherer’s Nomination cycles.
(c)With respect to volumes nominated in any Nomination in excess of the volumes described in clauses (1) and (2) of (a), such excess volumes will be confirmed by Gatherer if the Nomination complies with clauses (3) and (4) of (a) on an Interruptible Service basis.
Section 9.2 Downstream Arrangements. Producer will make, or cause to be made, all necessary arrangements at and downstream of each Delivery Point, in each case, which interconnects with a Downstream Pipeline in order to effectuate Gatherers’ delivery of Gas.

Section 9.3 Balancing. The Parties recognize that from time to time there may be differences between the volume of Gas delivered at any Delivery Point and the volume of Gas received at any Receipt Point in each System AMI (less any Lost and Unaccounted For Gas and Fuel, such a difference, the “Imbalance”).  Notwithstanding the preceding, both Producer and Gatherer shall use commercially reasonable efforts to manage all Imbalances to limit the incurrence of Imbalances and Imbalance Penalties, costs, or fees. Both Producer and Gatherer are responsible for actively monitoring Imbalances on a Daily basis and communicating to rectify the existence of any Imbalance attributable to Producer (a “Producer Imbalance”). Gatherer will make available Daily and/or real-time measurement and Imbalance data (an “Imbalance Notice”) so that Producer and Gatherer can attempt to eliminate or remedy such Producer Imbalance in a timely manner.  Gatherer may assist Producer in managing the Producer Imbalance and may request that Producer change its Nomination at a Delivery Point(s) or, with advance notice to Producer, restrict, interrupt, or reduce its receipts or deliveries of Producer’s Dedicated Gas at the Receipt Point(s) or Delivery Point(s) in order to remedy the Producer Imbalance.  If the existence of a Producer Imbalance causes any Downstream Pipeline or other entity to adjust flows, reduce capacity or assess any penalties, costs or fees (“Imbalance Penalties”) against Gatherer, provided Producer has received the applicable Imbalance Notice, Producer shall make immediate physical adjustments or reimburse Gatherer for Producer’s proportionate share of any cost, penalty, or fee except to the extent such Imbalance Penalty was caused by the negligence of Gatherer or other shippers on the Gathering System.  Gatherer will provide supporting documentation to Producer to support a claim for reimbursement of Producer’s proportionate share of such Imbalance Penalties incurred.  If the Parties are unable to agree on the appropriate allocation of Imbalance Penalties pursuant to this Section 9.3 within 30 Days of the date Gatherer provides Producer the supporting documentation in support of a claim for reimbursement from Producer, such dispute shall be handled in accordance with Section 13.4.  If any Imbalance Penalty disputed by Producer is determined to be owed by Producer, Producer shall promptly pay such disputed amount to Gatherer, together with interest on such disputed amount at an annual rate as set forth in Section 13.5 from the date such disputed amount would have originally been due if not disputed until the date such disputed amount is paid.
ARTICLE 10
QUALITY

Section 10.1 Receipt Point Gas Quality Specifications. Gas delivered by or for the account of Producer to each Receipt Point shall meet the specifications set forth on Exhibit G (collectively, the “Gas Quality Specifications”).
Section 10.2 Wellhead Condensate. Producer shall not deliver wellhead condensate to any Receipt Point.
Section 10.3 Non-Conforming Gas. If any Gas delivered by or for the account of Producer fails at any time to conform to the Gas Quality Specifications, then Gatherer will have the right to immediately discontinue receipt of such non-conforming Gas so long as such Gas continues to be non-conforming. Producer agrees to undertake commercially reasonable measures to eliminate the cause of such non-conformance. Producer agrees to be responsible for, and to defend, indemnify, release, and hold Gatherer and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees harmless from and against, all claims and losses of whatever kind and nature resulting from non-conforming Gas delivered for or on account of Producer Group to the Gathering System or for a breach of Section 10.2. Notwithstanding the foregoing, if Gatherer has accepted receipts of such non-conforming Gas having actual Knowledge of such nonconformity, Producer will not be required to indemnify Gatherer for damages to the Gathering System and Gatherer’s facilities arising out of such delivery of non-conforming Gas.

Section 10.4 Delivery Point Gas Quality Specifications. If Producer delivers Gas to Gatherer at the Receipt Points that meets the Gas Quality Specifications, Gatherer shall redeliver Delivery Point Gas to or for the account of Producer that meets the Gas Quality Specifications.
Section 10.5 Damp Gas. Within the Damp Gas Area, if Producer delivers Gas that conforms to all Gas Quality Specifications other than Hydrocarbon Dew Point, certain hydrocarbon maximum percentage limits, Wobbe Index, and/or Gross Heating Value and Producer delivers sufficient Dry Gas to such System AMI, Gatherer agrees to blend such Damp Gas with the Dry Gas on the applicable System AMI so that it meets the applicable Gas Quality Specifications for such Delivery Point. Such blending shall be solely dependent on the presence of sufficient Dry Gas to such System AMI to ensure sufficient blending at no more than 90% of any such certain hydrocarbon maximum % limits, Wobbe Index, Hydrocarbon Dew Point, and/or Gross Heating Value specified in the most stringent Downstream Pipeline of each Delivery Point connected to such System AMI.
Section 10.6 Greenhouse Gas Emissions. Notwithstanding anything contained in this Agreement to the contrary, in the event there is an enactment of, or change in, any law after the Effective Date of this Agreement which, in Gatherer’s reasonable determination, results in (a) a Governmental Authority requiring Gatherer to hold or acquire emission allowances or their equivalent related to (i) the carbon dioxide content or emissions or (ii) the greenhouse gas content or emissions attributable to Dedicated Gas and/or the gathering, or transportation of such Gas (collectively, “Producer’s GHG Emissions”) or (b) Gatherer incurring any costs or expenses attributable to Dedicated Gas for disposal or treating of Producer’s GHG Emissions, or any other additional economic burden being placed on Gatherer in connection with or related to Producer’s GHG Emissions, including any tax, assessment, or other cost or expense (collectively, “Emissions Charges”), then (y) Producer will use reasonable efforts to provide any required emissions allowances or their equivalent to Gatherer in a timely manner (and Producer shall indemnify and hold harmless Gatherer from against any losses, including any expenses incurred by Gatherer in acquiring such allowances in the marketplace, arising out of the failure to so provide such allowances) and (z) Producer shall be fully responsible for such Emissions Charges by way of an increase in the Reservation Fee. Such increase in the Reservation Fee shall be calculated each Contract Year by amortizing the aggregate amount of the Emissions Charges based on the aggregate Minimum Volume Commitment for such Contract Year; provided, however, that in the event that any increase to the Reservation Fee for a Contract Year is insufficient to reimburse Gatherer for the Emissions Charges, the Parties agree to include the shortfall amount on the next Month’s invoice pursuant to Section 13.1. Notwithstanding the foregoing, in the event this Section 10.6 results in an increase to the Reservation Fee in excess of [***]%, Producer may elect to terminate the Agreement within [***] Days of receipt of Gatherer’s request for payment of Emissions Charges or provision of allowances, which termination shall be effective on the last date set forth in Producer’s written notice.

ARTICLE 11
MEASUREMENT EQUIPMENT AND PROCEDURES

Section 11.1 Equipment. Excluding Producer owned Measurement Facilities identified in Exhibit M, Gatherer shall install, own, operate, and maintain Measurement Facilities to measure Gas at all other Receipt Points and shall ensure that the relevant Downstream Pipeline installs, owns, operates, and maintains Measurement Facilities at the Delivery Points (but downstream of any slug catcher) for Gas. Measurement Facilities at the Receipt Points shall meet current industry standards for custody transfer measurement. Gatherer shall operate and maintain at Gatherer’s cost all Measurement Facilities, including those identified in Exhibit N. Producer shall have the right to install check Measurement Facilities at each Receipt Point, including the right to install check measurement equipment on Gatherer’s meter assembly, provided such Measurement Facilities do not interfere with Gatherer’s Measurement Facilities.
Section 11.2 Gas Measurement Standards. The following standards shall apply to the measurement of Gas hereunder:
(a)Where measurement is by orifice meter, all fundamental constants, observations, records, and procedures involved in the determination and/or verification of the quantity and other characteristics of the Gas delivered hereunder shall be in accordance with the standards prescribed in the latest edition of A.G.A. Report No. 3 (ANSI/API 2530) “Orifice Metering of Natural Gas” with any revisions, amendments or supplements as may be mutually acceptable to Producer and Gatherer.
(b)Where measurement is by ultrasonic meter, all fundamental constants, observations, records, and procedures involved in the determination and/or verification of the quantity and other characteristics of the Gas delivered hereunder shall be in accordance with the standards prescribed in the latest edition of A.G.A. Report No. 9 “Measurement of Gas by Multi Path Ultrasonic Meters” with any revisions, amendments or supplements as may be mutually acceptable to Producer and Gatherer.
(c)The changing and integration of the charts (if utilized for measurement purposes hereunder) and calibrating and adjusting of meters shall be performed by Gatherer.
Section 11.3 Gas Measurement.
(a)The unit of volume for measurement of Gas delivered hereunder shall be one Mcf at a base temperature of 60 degrees Fahrenheit and at a pressure base of 14.73 psia without adjustment for water vapor content. It is agreed that for the purposes of measurement and computations hereunder, (i) the absolute atmospheric (barometric) pressure shall be assumed to be 14.40 psia regardless of the actual elevation or location of the Receipt Point above sea level or of a variation of barometric pressure from time to time and (ii) all measurements and testing performed hereunder shall be made by Gatherer in accordance with applicable rules, regulations, and orders, the terms of this Agreement, and prudent industry standards.

(b)The heating value and specific gravity of the Gas shall be determined using chromatographic methods as often as required, using representative spot samples or continuous samplers as determined by Gatherer in accordance with standard industry practice, to reasonably assure accurate determinations, but in any event, at least once per calendar year, unless Producer notifies Gatherer of a change in supply source. The tests shall determine the heating value and specific gravity to be used in computations in the measurement of Gas received by Gatherer until the next regular test, or until changed by special test. In the Month in which the sample is collected, the new Gas quality will be applied to the start of the current measurement contract Month. Gatherer shall procure or cause to be procured a sample of Gas at each Delivery Point and analyze the samples by chromatographic analysis to determine the component content (mole percent), specific gravity, and the Gross Heating Value thereof. These determinations shall be made utilizing the following standards: (i) Gas Processors Association Obtaining Natural Gas Samples for Analysis by Gas, Publication No. 2166 as amended or supplemented from time to time, (ii) Gas Processors Association Analysis for Natural Gas and Similar Gaseous Mixtures by Gas Chromatography, Publication No. 2161 as amended or supplemented from time to time, or (iii) any other tests that are mutually agreed by Producer and Gatherer.
(c)The temperature of Gas shall be determined by means of a recording thermometer recording the temperature of such Gas flowing through each measurement meter. The average temperature to the nearest 0.01º Fahrenheit, obtained while Gas is being delivered, will be the applicable flowing Gas temperature for the period under consideration.
(d)The deviation of the Gas from Ideal Gas Laws shall be determined in accordance with the A.G.A. Par Research Project NX-19 Report “Manual for the Determination of Supercompressibilty Factors for Natural Gas”, Reprinted 1976, if the composition of the Gas is such to render this procedure applicable. Orifice measurement will utilize the A.G.A. Report No. 8 gross characterization method II compressibility calculation.
(e)Physical constants required for making calculations hereunder shall be taken from the Gas Processors Association Table of Physical Properties for Hydrocarbons and Other Compounds of Interest to the Natural Gas Industry, Publication No. 2145 as amended or supplemented from time to time. Physical constants for the hexanes and heavier hydrocarbons portion of hydrocarbon mixtures shall be assumed to be the same as the physical constants for hexane.
Section 11.4 Notice of Measurement Facilities Inspection and Calibration. Each of Producer and Gatherer shall give reasonable notice to the other in order that the other may, at its option, have representatives present to observe any reading, inspecting, testing, calibrating or adjusting of Measurement Facilities used in measuring or checking the measurement of receipts or deliveries of Gas under this Agreement. The official electronic data from such Measurement Facilities shall remain the property of the Measurement Facilities’ owner, but copies of such records shall, upon written request, be submitted, together with calculations and flow computer configurations therefrom, to the requesting Party for inspection and verification.
Section 11.5 Measurement Accuracy Verification.
(a)Gatherer shall calibrate meters as often as required, as determined by Gatherer in accordance with standard industry practices to reasonably assure accurate measurement in accordance with ETRN OMP-102. Calibrations of meters will be made in the presence of representatives of Producer, if Producer chooses to be represented. Orifice plate and tube inspection will be made at each meter calibration unless a facility shut-down is required, in which case the approval of both Parties shall be required.

(b)If, during any test of the Measurement Facilities, an adjustment or calibration error is found which results in an incremental adjustment to the calculated flow rate through each meter run in excess of 2% of the adjusted flow rate (whether positive or negative and using the adjusted flow rate as the percent error equation denominator), then any previous recordings of such equipment shall be corrected to zero error for any period during which the error existed (and which is either known definitely or agreed to by Producer and Gatherer) and the total flow for the period redetermined in accordance with the provisions of Section 11.7. If the period of error condition cannot be determined or agreed upon between Producer and Gatherer, such correction shall be made over a period extending over the last one half of the time elapsed since the date of the prior test revealing the 2% error.
(c)If, during any test of any Measurement Facilities, an adjustment or calibration error is found which results in an incremental adjustment to the calculated hourly flow rate which does not exceed 2% of the adjusted flow rate, all prior recordings and electronic flow computer data shall be considered to be accurate for quantity determination purposes.
Section 11.6 Special Tests. If Producer or Gatherer desires a special test (a test not scheduled by a Party under the provisions of Section 11.5) of any Measurement Facilities, 72 hours advance notice shall be given to the other and both Producer and Gatherer shall cooperate to secure a prompt test of the accuracy of such equipment. If the Measurement Facilities tested are found to be within the range of accuracy set forth in Section 11.5(b), then the Party that requested the test shall pay the costs of such special test including any labor and transportation costs pertaining thereto. If the Measurement Facilities tested are found to be outside the range of accuracy set forth in Section 11.5(b), then the Party that owns such Measurement Facilities shall pay such costs and perform the corrections according to Section 11.7.
Section 11.7 Metered Flow Rates in Error. If, for any reason, any Measurement Facilities are (i) out of adjustment, (ii) out of service, or (iii) out of repair and the total calculated flow rate through each meter run is found to be in error by an amount of the magnitude described in Section 11.5(b), the total quantity of Gas delivered shall be determined in accordance with the first of the following methods which is feasible:
(a)By using the registration of any mutually agreeable check metering facility, if installed and accurately registering (subject to testing as provided for in Section 11.5);
(b)Where multiple meter runs exist in series, by calculation using the registration of such meter run equipment; provided that they are measuring Gas from upstream and downstream headers in common with the faulty metering equipment, are not controlled by separate regulators, and are accurately registering;
(c)By correcting the error by re-reading of the official charts, or by straightforward application of a correcting factor to the quantities recorded for the period (if the net percentage of error is ascertainable by calibration, tests or mathematical calculation); or

(d)By estimating the quantity, based upon deliveries made during periods of similar conditions when the meter was registering accurately.
Section 11.8 Record Retention. The Party owning the Measurement Facilities shall retain and preserve all test data, charts, and similar records for any calendar year for a period of at least 24 Months following the end of such calendar year unless applicable law or regulation requires a longer time period or the Party has received written notification of a dispute involving such records, in which case records shall be retained until the related issue is resolved.
Section 11.9 Measurement Dispute Resolution. In the event of any dispute regarding the subject matter of this Article 11, management representatives of the Parties with direct authority to enter into a settlement agreement shall meet and make a good faith effort to resolve such dispute. In the event the management representatives are unable to resolve any such dispute, within thirty (30) Days after commencement of the meetings to resolve such dispute, then following that period, either Party may submit all remaining disputes to a mutually agreed expert (the “Expert”). If the Parties have not agreed upon a Person to serve as Expert for a particular dispute within ten (10) Days, either Party may, within five (5) Days after the end of such initial ten (10) Day period, formally apply to the Philadelphia, Pennsylvania office of the American Arbitration Association to choose the Expert. The Expert shall not have worked as an employee or outside consultant for any Party or its Affiliates during the ten (10) year period preceding the arbitration or have any financial interest in the dispute other than the payment of the Expert’s fees and expenses incurred as Expert.
The Expert’s determination shall be made within forty-five (45) Days after submission of the matters in dispute and shall be final and binding upon the Parties, without right of appeal. In making its determination, the Expert shall be bound by the provisions of this Agreement, and may consider such other matters as, in the opinion of the Expert are necessary or helpful to make a proper determination. The Expert may consult with and engage disinterested third parties to advise the Expert. The Expert shall act as an expert for the limited purpose of determining the specific dispute submitted by any Party and may not award damages, interest, or penalties to any Party with respect to any matter. The Parties shall each bear their own legal fees and other costs of presenting their respective cases to any Expert pursuant to this Section 11.9. Gatherer shall bear one half of the costs and expenses of the Expert, and Producer shall be responsible for the remaining one half of such costs and expenses.
Section 11.10 Access.
(a)Gatherer shall contract with a provider of monitoring services (the “Monitoring Services Provider”) for remote monitoring of Gas Measurement Facilities, including monitoring of measurement data on an hourly (or more frequent) basis for flow rate, meter pressures, meter temperature, Gross Heating Value, and composition for importation into production software reasonably satisfactory to Producer.
(b)Gatherer shall provide Producer 120 Days’ notice of any termination by Gatherer of its contract with any Monitoring Services Provider.

ARTICLE 12
NOTICES

Section 12.1 Notices. All notices, statements, payments and other communications required or permitted to be given under this Agreement (“Notices”) shall be in writing and shall be delivered personally, or sent by bonded overnight courier, or mailed by certified or registered United States Mail with all postage fully prepaid, return receipt requested, addressed to Producer or Gatherer, as appropriate, or by email transmission (provided that confirmation of receipt of such email is requested and received, which confirmation shall be provided reasonably promptly following receipt) at the address for such Party shown below or at such other address as Producer or Gatherer shall have designated by written notice delivered to the other Party. Notices required or permitted to be given pursuant to Section 7.2, Section 11.4 and Section 11.6 may additionally be made accessible via Gatherer’s website, which Notices shall be deemed provided upon posting for view thereon. Either Party may change the address to which any notices or other communications required under this Agreement are to be addressed by giving written notice to the other Party in any of the methods provided in this Section 12.1. Such change in address shall be effective upon receipt of the applicable notice, pursuant to the terms of this Section 12.1. Notices put on Gatherer’s website shall be deemed provided upon posting for view thereon. Notices sent by certified or registered mail or courier shall be deemed provided upon delivery as evidenced by the receipt of delivery. Notices delivered personally shall be deemed given upon delivery. Notices sent by email shall be deemed to have been provided upon the sending Party’s receipt of a non-automated response from the recipient Party (which response will be provided promptly upon receipt). If any notice or communication is deemed given or provided on a Day that is not a Business Day, or is deemed given or provided after five p.m. local time on a Business Day, than such notice or communication shall be deemed to have been provided on the next Business Day. If a date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next Day which is a Business Day.

Producer:	EQT Production Company
625 Liberty Avenue, Suite 1700
Pittsburgh, PA 15222
Attn: Director Midstream
Phone: [***]
Email: [***]

and

Attn: Vice President, Operations Planning
Phone: [***]
Email: [***]

With copy to:	For gas control, nominations & balancing:
EQT Energy LLC
625 Liberty Avenue, Suite 1700
Pittsburgh, PA 15222
Attn: Gas Scheduling
Phone: [***]
Email: [***]

For accounting and financial:
EQT Energy, LLC
625 Liberty Avenue, Suite 1700
Pittsburgh, PA 15222
Attn: Accounting
Phone: [***]
Email: [***]

For legal:
EQT Corporation
625 Liberty Avenue, Suite 1700
Pittsburgh, PA 15222
Attn: General Counsel
Phone: [***]
Email: [***]

Gatherer:	EQM Gathering Opco, LLC
2200 Energy Drive
Canonsburg, PA 15317
Attn: Paul Kress
Email: [***]

For gas control, nominations & balancing:
Gas Management Group
Attn: Director, Gas Management
Phone: [***]
Email: [***]

For accounting and financial:
Accounting
Attn: Sean Smith
Phone: [***]
Email: [***]

All notices related to non-routine business matters, including all notices related to legal claims and other legal proceedings, shall also be sent to the following:

ARTICLE 13
PAYMENTS

Section 13.1 Invoices. Not later than the last Business Day following the end of each Month, Gatherer shall provide Producer with a detailed statement setting forth the quantity of Gas, in Dth, received by Gatherer at the Receipt Points in such Month, the quantity, in Dth, of Delivery Point Gas allocated to Producer, the quantity of Gas, in Dth, and the cost of electricity used as Fuel allocated to Producer in such Month, the quantity, in Dth, of Lost and Unaccounted For Gas for such Month, and the Reservation Fee, Overrun Fee, the Incremental Compression Fee, Pipeline Drip Handling Fee, and any other charges and costs arising under, allocated to, or in relation to this Agreement with respect to such Month, the amount of any reductions to the Minimum Volume Commitment, any credits earned by Producer, together with measurement summaries and the amount of any Imbalances and all relevant supporting documentation, to the extent available on the date of the invoice (with Gatherer being obligated to deliver any such supporting documentation that is not available on the date of the invoice as soon as it becomes available). Producer shall make payment to Gatherer within [***] Business Days following receipt of the invoice. Such payment shall be made by wire transfer pursuant to wire transfer instructions delivered by Gatherer to Producer in writing from time to time. If any overcharge or undercharge in any form whatsoever shall at any time be found and the invoice therefor has been paid, Gatherer shall refund any amount of overcharge, and Producer shall pay any amount of undercharge, within [***] Days after final determination thereof, provided, however, that, absent fraud, no retroactive adjustment will be made beyond a period of [***] Months from the date of a statement hereunder.
Section 13.2 Right to Suspend on Failure to Pay. If any undisputed amount due hereunder remains unpaid for [***] Days after the due date, Gatherer shall have the right to suspend or discontinue Services hereunder until any such past due amount is paid.
Section 13.3 Audit Rights. Either Producer or Gatherer, on not less than [***] Business Days prior written notice to the other and during normal business hours, shall have the right, at its expense, at reasonable times during normal business hours, but in no event more than twice in any period of [***] consecutive Months, to audit the books and records of the other to the extent necessary to verify the accuracy of any statement, allocation, measurement, computation, charge, payment made under, or obligation or right pursuant to this Agreement. The scope of any audit shall be limited to transactions affecting Dedicated Gas and Delivery Point Gas hereunder and shall be limited to the [***] Month period immediately prior to the Month in which the notice requesting an audit was given. All statements, allocations, measurements, computations, charges, or payments made in any period prior to the [***] Month period immediately prior to the Month in which the audit is requested shall be conclusively deemed true and correct and shall be final for all purposes.
Section 13.4 Payment Disputes. In the event of any dispute with respect to any payment hereunder, Producer shall make timely payment of all undisputed amounts and shall, within [***] Days from the date of its receipt of the invoice, give Gatherer written notification setting forth the disputed amount and the detailed basis therefore. Gatherer and Producer will use good faith efforts to resolve the disputed amounts within [***] Days following the date of the written notification. Any amounts subsequently resolved shall be due and payable within [***] Days of such resolution.

Section 13.5 Interest on Late and Disputed Payments. In the event that Producer shall fail to make timely payment of any sums, except those contested in good faith or those in a good faith dispute, when due under this Agreement, interest will accrue at an annual rate equal to 6% from the date payment is due until the date payment is made. Any disputed amount that later is determined to be due to Gatherer will bear interest as provided above from the original due date.
Section 13.6 Excused Performance. Gatherer will not be required to perform or continue to perform Services hereunder, and Producer shall not be obligated to deliver Dedicated Gas to the Gathering System in the event:
(a)the other Party has voluntarily filed for bankruptcy protection under any chapter of the United States Bankruptcy Code;
(b)the other Party is the subject of an involuntary petition of bankruptcy under any chapter of the United States Bankruptcy Code, and such involuntary petition has not been settled or otherwise dismissed within 90 Days of such filing; or
(c)the other Party otherwise becomes insolvent, whether by an inability to meet its debts as they come due in the ordinary course of business or because its liabilities exceed its assets on a balance sheet test; and/or however such insolvency may otherwise be evidenced.
Section 13.7 Effective Date of Invoice Provision. Notwithstanding the Effective Date, this Article 13 shall be effective as of April 1, 2020, and prior to such date the invoice provisions set forth in such applicable pre-existing gathering agreement between the Parties or their Affiliates shall apply.
ARTICLE 14
FORCE MAJEURE

Section 14.1 Suspension of Obligations. In the event a Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, other than the obligation to make payments then or thereafter due hereunder, and such Party promptly gives notice and reasonably full particulars of such Force Majeure in writing to the other Parties promptly after the occurrence of the cause relied on, then the obligations of the Party giving such notice, so far as and to the extent that they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as reasonably possible be remedied with all reasonable dispatch by the Party claiming Force Majeure.
Section 14.2 Definition of Force Majeure. The term “Force Majeure” as used in this Agreement shall mean, to the extent not reasonably within the control of the Party claiming relief and that, by the exercise of reasonable diligence, such Party is unable to prevent or overcome, any of the following events: acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, acts of terror, sabotage, wars, blockades, military action, insurrections, riots, epidemics, landslides, subsidence, mining operations, lightning, earthquakes, fires, storms or storm warnings, crevasses, floods, washouts, civil disturbances, explosions, breakage or accident to wells, machinery, equipment or lines of pipe, the necessity for testing or making repairs or alterations to wells, machinery, equipment or lines of pipe, freezing of wells, equipment or lines of pipe, inability of any Party hereto to obtain, after the exercise of reasonable diligence, necessary materials, supplies, rights of way, or government authorizations, any action or restraint by any Governmental Authority (so long as the Party claiming relief has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such action or restraint, and as long as such action or restraint is not the result of a failure by the claiming Party to comply with applicable laws, rules, regulations, or orders). Anything to the contrary set forth in this Agreement notwithstanding, none of the following events, under any circumstance, constitute a Force Majeure event: (a) the lack of financial resources, or the inability of a Party to secure funds or make payments as required by this Agreement absent the other Party’s breach of this Agreement which has a material adverse effect on such Party; (b) adverse market, financial or other economic conditions including changes in market conditions that either directly or indirectly affect the demand for or price of Gas; or (c) availability of more attractive markets or gathering services for Gas.
Section 14.3 Settlement of Strikes and Lockouts. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party affected thereby, and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the sole discretion of the Party affected thereby.
Section 14.4 Payments for Gas Delivered. Notwithstanding the foregoing, it is specifically understood and agreed by the Parties that an event of Force Majeure will in no way affect or terminate Producer’s obligation to make payment for quantities of Gas delivered prior to such event of Force Majeure.
ARTICLE 15
INDEMNIFICATION

Section 15.1 Gatherer. Subject to the terms of this Agreement, including Section 18.8, Gatherer shall release, indemnify, defend, and hold harmless Producer and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees from and against all claims and losses arising out of or relating to (i) the operations of Gatherer or its Affiliates under this Agreement and (ii) any breach of this Agreement by Gatherer.
Section 15.2 Producer. Subject to the terms of this Agreement, including Section 18.8, Producer shall release, indemnify, defend, and hold harmless Gatherer and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees from and against all claims and losses arising out of or relating to (i) the operations of Producer and its Affiliates under this Agreement, and (ii) any breach of this Agreement by Producer.
ARTICLE 16
CUSTODY AND TITLE

Section 16.1 Custody. As among the Parties, (i) Producer shall be in custody, control and possession of Dedicated Gas hereunder until such Gas is delivered to the Receipt Points, and (ii) Producer shall be in custody, control and possession of Dedicated Gas after it is delivered to Producer at the Delivery Points, including any portion of any Delivery Point Gas which accumulates as liquids. As among the Parties, Gatherer shall be in custody, control and possession of all Gas in the Gathering System at all other times, including any portion thereof which accumulates as liquids. Subject to Article 10, the Party having custody and control of Gas under the terms of this Agreement shall be responsible for, and shall defend, indemnify, release and hold the other Parties and their respective Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees harmless from and against, all claims and losses of whatever kind and nature for anything that may happen or arise with respect to such Gas when such Gas is in its custody and control, including losses resulting from any negligent acts or omissions of any indemnified party, but excluding any losses to the extent caused by or arising out of the negligence, gross negligence, or willful misconduct of the indemnified party.

Section 16.2 Producer Warranty. Producer represents and warrants that upon the delivery of the Dedicated Gas to Gatherer at the Receipt Point, Producer will have defensible title to, or will have the right to deliver to the Gathering System, free and clear of all liens, encumbrances, or adverse claims (except for Permitted Encumbrances), all Gas delivered under this Agreement. If the title to Gas delivered by Producer hereunder is disputed or is involved in any legal action, Gatherer shall have the right to cease receiving such Gas, to the extent of the interest disputed or involved in legal action, during the pendency of the action or until title is freed from the dispute, or until Producer furnishes, or causes to be furnished, indemnification to save Gatherer harmless from all claims arising out of the dispute or action, with surety acceptable to Gatherer. Producer hereby indemnifies, releases, defends, and holds harmless Gatherer and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees from any and all claims and losses incurred by any Person, including Gatherer, arising out of or related to any liens, encumbrances, or adverse claims (including for Permitted Encumbrances) on any of Producer’s Gas delivered to the Receipt Points.
Section 16.3 Title. Title to all Gas delivered under this Agreement, including all constituents thereof, shall remain with and in Producer or its customers at all times; provided, however, title to Gas used as Fuel and Lost and Unaccounted For Gas (not to exceed the cap set forth in Section 6.1) shall pass from Producer or its customer to Gatherer immediately downstream of the Receipt Point.
ARTICLE 17
TAXES; ROYALTIES

Section 17.1 Taxes. Producer shall pay or cause to be paid and agrees to hold Gatherer harmless as to the payment of all Taxes levied against or with respect to Gas of Producer or any Affiliate or Delivery Point Gas delivered by Producer hereunder or with respect to the Services provided under this Agreement. In the event any such Taxes described in the previous sentence are levied upon Gatherer, and Gatherer makes a good faith determination that such Taxes are required, the amount of such Taxes remitted on Producer’s behalf (except for any late fees, penalties or other charges resulting from Gatherer failing to pay Taxes as and when due), shall be (i) reimbursed by Producer upon receipt of invoice, with corresponding documentation from Gatherer setting forth such payments, or (ii) deducted from amounts otherwise due to Producer under this Agreement, with corresponding documentation from Gatherer setting forth such payments. If Producer determines that any Taxes remitted on its behalf were incorrectly assessed, Gatherer will cooperate with Producer to seek a refund from the appropriate party. Gatherer shall pay or cause to be paid all Taxes with respect to the Gathering System, including the various System AMIs, together with any expansions of the System AMIs constructed or purchased after the date hereof, and all appurtenant facilities utilized by Gatherer to provide Services hereunder. No Party shall be responsible nor liable for any taxes or other statutory charges levied or assessed against the facilities of any other Party, including ad valorem tax (however assessed), used for the purpose of carrying out the provisions of this Agreement or against the net worth or capital stock of such Party and each Party shall bear their own Income Taxes.

Section 17.2 Royalties. As among the Parties, Producer shall have the sole and exclusive obligation and liability for the payment of all Persons due any proceeds derived from Dedicated Gas or Delivery Point Gas (including all constituents and products thereof) delivered under this Agreement, including royalties, overriding royalties, and similar interests, in accordance with the provisions of the leases or agreements creating those rights to proceeds. In no event will Gatherer have any obligation to those Persons due any of those proceeds of production attributable to any such Gas (including all constituents and products thereof) delivered under this Agreement. Although Producer shall retain title to Gas as provided in this Section 17.2, Gatherer shall have the right to commingle Gas delivered by Producer with Third Party Gas. Producer shall release, indemnify, defend, and hold harmless Gatherer and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees from and against all claims and losses arising out of or relating to Producer’s obligations set forth in this Section 17.2.
ARTICLE 18
MISCELLANEOUS

Section 18.1 Rights. The failure of any Party to exercise any right granted hereunder shall not impair nor be deemed a waiver of that Party’s privilege of exercising that right at any subsequent time or times.
Section 18.2 Applicable Laws. This Agreement is subject to all valid present and future laws, regulations, rules and orders of Governmental Authorities now or hereafter having jurisdiction over the Parties, this Agreement, or the services performed or the facilities utilized under this Agreement. The Parties hereby agree that, if (i) Gatherer’s facilities, or any part thereof, or the rates or terms and conditions of the Services become subject to regulation by the Federal Energy Regulatory Commission, or any successor agency thereto (“FERC”), or any other Governmental Authority, (ii) Gatherer becomes obligated by FERC or any other Governmental Authority to provide Services or any portion thereof on an open access, nondiscriminatory basis as a result of Gatherer’s execution, performance or continued performance of this Agreement or (iii) FERC or any other Governmental Authority seeks to modify any rates under, or terms or conditions of, this Agreement, then:
(a)to the maximum extent permitted by law, it is the intent of the Parties that the rates and terms and conditions established by the FERC or such Governmental Authority having jurisdiction shall not alter the rates or terms and conditions set forth in this Agreement, and the Parties agree to vigorously defend and support in good faith the enforceability of the rates and terms and conditions of this Agreement and Producer acknowledges and agrees that it shall not undertake any activities that would result in establishing FERC or any other Governmental Authority over the Gathering System;

(b)in the event that FERC or such Governmental Authority having jurisdiction modifies the rates or terms and conditions set forth in this Agreement, the Parties hereby agree to negotiate in good faith to enter into such amendments to this Agreement and/or a separate arrangement in order to give effect, to the greatest extent possible, to the rates and other terms and conditions set forth herein; and
(c)in the event that the Parties are not successful in accomplishing the objectives set forth in (a) or (b) above such that the Parties are in substantially the same economic position as they were prior to any such regulation, then either Party may terminate this Agreement upon the delivery of written notice of termination to the other Party.
Section 18.3 Governing Law; Jurisdiction.
(a)This Agreement shall be governed by, construed, and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to choice of law principles.
(b)The Parties agree that the appropriate, exclusive and convenient forum for any disputes among any of the Parties arising out of this Agreement or the transactions contemplated hereby shall be in any state or federal court in the City of Pittsburgh and County of Allegheny, Pennsylvania, and each of the Parties irrevocably submits to the jurisdiction of such courts solely in respect of any proceeding arising out of or related to this Agreement. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts. EACH PARTY HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
Section 18.4 Successors and Assigns.
(a)This Agreement shall extend to and inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as set forth in Section 18.4(b) and Section 18.4(c), no Party shall have the right to assign its respective rights and obligations in whole or in part under this Agreement without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed), and any assignment or attempted assignment made otherwise than in accordance with this Section 18.4 shall be null and void ab initio.
(b)Notwithstanding the foregoing clause (a), Gatherer may perform all Services under this Agreement itself using its own gathering, compression, and other facilities and/or perform any or all such Services through third parties, in which case references herein to the Gathering System shall be deemed to be references to such facilities of the relevant third party, provided, however, that the performance of any of the Services hereunder by a third party shall not relieve Gatherer of any of its liabilities, obligations or duties hereunder, and Gatherer shall be responsible for the performance of any such third party in all respects.

(c)Notwithstanding the foregoing clause (a):
(i)  Gatherer shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Producer if such assignment is made to any Person to which the Gathering System or any part thereof has been or will be Transferred that assumes in writing all of Gatherer’s obligations hereunder (if applicable, to the extent that part of the Gathering System being Transferred to such Person).
(ii)  Gatherer shall have the right to grant a security interest in this Agreement to a lender or other debt provider (or trustee or agent on behalf of such lender) of Gatherer.
(iii)  Prior to assigning any of its Interests to a third party, the applicable Producer entity or its Affiliate (as applicable) shall notify the potential acquiring party of the existence and terms of the Dedication and the grant, transfer and conveyance of the Gathering Rights under this Agreement prior to the consummation of such assignment and such Producer entity shall include or cause to be included in any such assignment, recording memorandum or Ratification, a reference to the existence and terms of the Dedication. Producer or its Affiliate (as applicable) shall provide in its contract with the acquiring party that the acquiring party will expressly assume the obligations of such Producer entity or such Affiliate (as applicable) under this Agreement, including the Dedication, insofar as such obligations cover and affect the Interests acquired. In the event such Producer entity or its Affiliate (as applicable) (a) sells less than all of its Interests, such Producer entity or such Affiliate (as applicable) shall provide in its contract with the acquiring party that (i) the acquiring party will execute and deliver an instrument of dedication in accordance with Section 18.16 (or, in the case of an assignment to an Affiliate, a Ratification) covering the Interests acquired, and (ii) the acquiring party and Gatherer will, upon request by Gatherer or Producer, enter into a separate agreement with Gatherer that will supersede this Agreement with respect to the Interests acquired and such separate agreement shall contain the same terms and conditions as this Agreement or (b) sells all of its Interests, such Producer entity or such Affiliate (as applicable) shall provide in its contract with the acquiring party that the acquiring party will execute and deliver an instrument of dedication in accordance with Section 18.16 (or, in the case of an assignment to an Affiliate, a Ratification) covering the Interests acquired. Any assignee or acquiring party must have a credit rating equal to or greater than Producer’s credit rating as of the Effective Date. Notwithstanding anything in this Agreement to the contrary, if the assignee or acquiring party of Producer or its Affiliate (as applicable) fails to comply with the provisions of this Section 18.4, then such assignee or acquiring party shall be jointly and severally liable with Producer or its Affiliate (as applicable) for the satisfaction of all of their obligations under this Agreement.
(d)Upon an assignment by Gatherer in accordance with Section 18.4(c)(i) Gatherer shall be released from its obligations under this Agreement to the extent of such assignment. Upon an assignment by Producer in accordance with Section 18.4(c)(iii), Producer shall be released from its obligations under this Agreement to the extent of such assignment.

Section 18.5 Severability. If any provision of this Agreement is determined to be void or unenforceable, in whole or in part, then (i) such provision shall be deemed inoperative to the extent it is deemed void or unenforceable, (ii) the Parties agree to enter into such amendments to this Agreement in order to give effect, to the greatest extent legally possible, to the provision that is determined to be void or unenforceable and (iii) the other provisions of this Agreement in all other respects shall remain in full force and effect and binding and enforceable to the maximum extent permitted by law; provided, however, that in the event that a material term under this Agreement is so modified, the Parties will, timely and in good faith, negotiate to revise and amend this Agreement in a manner which preserves, as closely as possible, each Party’s business and economic objectives as expressed by the Agreement prior to such modification. Notwithstanding the foregoing, this Agreement, including all exhibits hereto, constitutes one integrated agreement and this Agreement (including all exhibits hereto), to the extent it is subject to assumption or rejection under Section 365 of the Bankruptcy Code, must be assumed or rejected in its entirety and no provision of this Agreement (including all exhibits hereto) may be assumed or rejected under Section 365 of the Bankruptcy Code separately from any other provision.
Section 18.6 Confidentiality.
(a)Confidentiality. Except as otherwise provided in this Section 18.6, each Party agrees that it shall maintain all terms and conditions of this Agreement, and all information disclosed to it by another Party or obtained by it in the performance of this Agreement and relating to another Party’s business (including Development Plans and all data relating to the production of Producer, including well data, production volumes, volumes gathered, transported, or compressed, and Gas quality) (collectively, “Confidential Information”) in strictest confidence, and that it shall not cause or permit disclosure of this Agreement or its existence or any provisions contained herein without the express written consent of the disclosing Party.
(b)Permitted Disclosures. Notwithstanding Section 18.6(a) disclosures of any Confidential Information may be made by any Party (i) to the extent necessary for such Party to enforce its rights hereunder against another Party; (ii) to the extent to which a Party is required to disclose all or part of this Agreement by a statute or by the order or rule of a Governmental Authority exercising jurisdiction over the subject matter hereof, by order, by regulations, or by other compulsory process (including deposition, subpoena, interrogatory, or request for production of documents); (iii) to the extent required by the applicable regulations of a securities or commodities exchange; (iv) to a third person in connection with a proposed sale or other Transfer of a Party’s interest in this Agreement, provided such third person agrees in writing to be bound by the terms of this Section 18.6; (v) to its own directors, officers, employees, agents and representatives; (vi) to an Affiliate; (vii) to financial advisors, attorneys, and banks, provided that such Persons are subject to a confidentiality undertaking consistent with Section 18.6(a), or (viii) except for information disclosed pursuant to Article 3 of this Agreement, to a royalty, overriding royalty, net profits or similar owner burdening Dedicated Gas, provided such royalty, overriding royalty, net profits or similar owner agrees in writing to be bound by the terms of this Section 18.6.
(c)Notification. If a Party is or becomes aware of a fact, obligation, or circumstance that has resulted or may result in a disclosure of any of the terms and conditions of this Agreement authorized by Section 18.6(b)(ii), it shall so notify in writing the disclosing Party promptly and shall provide documentation or an explanation of such disclosure as soon as it is available.

(d)Party Responsibility. Each Party shall be deemed solely responsible and liable for the actions of its directors, officers, employees, agents, representatives and Affiliates for maintaining the confidentiality commitments of this Section 18.6.
(e)Public Announcements. The Parties agree that prior to making any public announcement or statement with respect to this Agreement or the transaction represented herein permitted under this Section 18.6, the Party desiring to make such public announcement or statement shall provide the other Parties with a copy of the proposed announcement or statement prior to the intended release date of such announcement. The other Parties shall thereafter consult with the Party desiring to make the release, and the Parties shall exercise their reasonable best efforts to (i) agree upon the text of a joint public announcement or statement to be made by all Parties or (ii) in the case of a statement to be made solely by one Party, obtain approval of the other Parties to the text of a public announcement or statement. Nothing contained in this Section 18.6 shall be construed to require any Party to obtain approval of any other Party to disclose information with respect to this Agreement or the transaction represented herein to any Governmental Authority to the extent required by applicable law or necessary to comply with disclosure requirements of the Securities and Exchange Commission, New York Stock Exchange, or any other regulated stock exchange.
(f)Survival. The provisions of this Section 18.6 shall survive any expiration or termination of this Agreement; provided that other than with respect to information disclosed pursuant to Article 3, as to which such provisions shall survive indefinitely, such provisions shall survive only for a period of 1 year.
Section 18.7 Entire Agreement, Amendments and Waiver. This Agreement, including all exhibits hereto, integrates the entire understanding among the Parties with respect to the subject matter covered and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter. This Agreement may not be amended or modified in any manner except by a written document signed by the Parties that expressly amends this Agreement. No waiver by a Party of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless expressly provided. No waiver shall be effective unless made in writing and signed by the Party to be charged with such waiver.
Section 18.8 Limitation of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED BY SUCH PARTY RESULTING FROM OR ARISING OUT OF THIS AGREEMENT OR THE BREACH THEREOF OR UNDER ANY OTHER THEORY OF LIABILITY, WHETHER TORT, NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT, WARRANTY, INDEMNITY OR OTHERWISE, INCLUDING LOSS OF USE, INCREASED COST OF OPERATIONS, LOSS OF PROFIT OR REVENUE, OR BUSINESS INTERRUPTIONS; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO ANY (a) ACTUAL AMOUNT OF FEES TO BE PAID PURSUANT TO ARTICLE 5, HEREIN, (b) DAMAGES ARISING OUT OF ANY BREACHES OF THE DEDICATION, OR (c) DAMAGE OR CLAIM ASSERTED BY OR AWARDED TO A THIRD PARTY FOR WHICH A PARTY WOULD OTHERWISE BE LIABLE UNDER ANY INDEMNIFICATION PROVISION SET FORTH HEREIN.

Section 18.9 Headings. The headings and captions in this Agreement have been inserted for convenience of reference only and shall not define or limit any of the terms and provisions hereof.
Section 18.10 Rights and Remedies. Except as otherwise provided in this Agreement, each Party reserves to itself all rights, counterclaims, other remedies and defenses that such Party is or may be entitled to arising from or out of this Agreement or as otherwise provided by law.
Section 18.11 No Partnership. Nothing contained in this Agreement shall be construed to create an association, trust, partnership, or joint venture or impose a trust, fiduciary or partnership duty, obligation or liability on or with regard to any Party.
Section 18.12 Rules of Construction. In construing this Agreement, the following principles shall be followed:
(a)no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement;
(b)examples shall not be construed to limit, expressly or by implication, the matter they illustrate;
(c)the word “includes” and its syntactical variants mean “includes, but is not limited to,” “includes without limitation” and corresponding syntactical variant expressions;
(d)the plural shall be deemed to include the singular and vice versa, as applicable; and
(e)references to Section shall be references to Sections of this Agreement.
Section 18.13 No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and shall not inure to the benefit of any other Person whomsoever or whatsoever, it being the intention of the Parties that no third Person shall be deemed a third party beneficiary of this Agreement.
Section 18.14 Further Assurances. Each Party shall take such acts and execute and deliver such documents as may be reasonably required to effectuate the purposes of this Agreement.
Section 18.15 Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one and the same instrument.

Section 18.16 Instrument of Dedication. Contemporaneously with the execution of this Agreement, the Parties shall execute, acknowledge, deliver and record a “short form” memorandum of this Agreement in the form of Exhibit E attached hereto (as modified, including by the addition of any required property descriptions, required by local law and practice to put such memorandum of record and put third parties on notice of this Agreement), which shall be placed of record in the real property records of each state and county in which the currently-existing Dedicated Interests are located in order to evidence the Dedication. Further such memoranda shall be executed and delivered (i) by Producer as Gatherer from time to time requests, to evidence the dedication of additional areas or Interests under this Agreement and (ii) by Gatherer as Producer from time to time requests, to evidence the release from the Dedication of any Interests permanently released from the Dedication under this Agreement.
Section 18.17 Affiliate Ratification. Promptly following execution of this Agreement, Producer shall cause all its Affiliates (i) owning Interests at least partially within in the Dedication Area and (ii) controlled by Producer, in each case, to enter into a Ratification setting forth that such Affiliate agrees to be bound by all terms and conditions of this Agreement, including the Dedication provided for in this Agreement. In addition, Producer shall cause each of its Affiliates executing a Ratification during the term to promptly record an updated Ratification to evidence all Interests acquired by such Affiliates after the Effective Date which are at least partially within the Dedication Area or to evidence any future amendment to this Agreement which impacts the Dedication under this Agreement. Producer indemnifies, releases, defends, protects and holds harmless the Gatherer and its Affiliates from and against any and all losses in favor of Producer’s Affiliates arising out of or in any way connected to Gatherer relying on Producer’s actions pursuant to this Section 18.17.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

PRODUCER:

EQT CORPORATION
a Pennsylvania corporation

By:	/s/ Toby Z. Rice
Name:	Toby Z. Rice
Title:	President and Chief Executive Officer

EQT PRODUCTION COMPANY
a Pennsylvania corporation

By:	/s/ Toby Z. Rice
Name:	Toby Z. Rice
Title:	President

RICE DRILLING B LLC

By:	/s/ Toby Z. Rice
Name:	Toby Z. Rice
Title:	President

EQT ENERGY, LLC

By:	/s/ David M. Khani
Name:	David M. Khani
Title:	President

Gas Gathering and Compression Agreement Signature Page

GATHERER:

EQM Gathering Opco, LLC,
a Delaware limited liability company

By:	/s/ Diana M. Charletta
Name:	Diana M. Charletta
Title:	President and Chief Operating Officer

Gas Gathering and Compression Agreement Signature Page

EXHIBIT A
To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

ACREAGE; DEDICATION AREA

[See attached.]

[***]

EXHIBIT B

To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

PIPELINE DRIP DELIVERY POINTS

[See attached.]

Exhibit B - 1 of 1

EXHIBIT C

To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

GATHERING SYSTEM

[See attached.]

[***]

EXHIBIT D

To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

CONFLICTING DEDICATIONS

[See attached.]

[***]

EXHIBIT E

To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

INSTRUMENT OF DEDICATION

[See attached.]

Execution Version

INSTRUMENT OF GRANT, CONVEYANCE AND DEDICATION

THIS INSTRUMENT OF DEDICATION (this “Instrument”) is entered into effective February 26, 2020 (the “Effective Date”), by and between EQT Corporation, a Pennsylvania corporation, (“EQT Corp.”) EQT Production Company, a Pennsylvania corporation, Rice Drilling B LLC, a Delaware limited liability company, EQT Energy, LLC, a Delaware limited liability company, for themselves and any Affiliates (defined below), (collectively, “Producer”), and EQM Gathering Opco, LLC, a Delaware limited liability company (“Gatherer”). Producer and Gatherer may be referred to herein individually as a “Party” or collectively as the “Parties.”

WHEREAS, Producer and Gatherer, entered into that certain Gas Gathering and Compression Agreement dated as of February 26, 2020 (the “Agreement”), pursuant to which Gatherer will provide certain gathering and other services as therein set forth;

WHEREAS, the Parties desire to file this Instrument of record in the real property records of County,  , to give notice of the existence of the Agreement and certain provisions contained therein;

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Notice. Notice is hereby given of the existence of the Agreement and all of its terms, covenants and conditions to the same extent as if the Agreement was fully set forth herein. Certain provisions of the Agreement are summarized in Sections 3 through 5 below.

2.Incorporation of Agreement; Defined Terms. The Agreement is incorporated in its entirety herein by reference, and all capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement. The following terms will have the meanings indicated below:

“Affiliate” – Any Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with another Person. Affiliated shall have the correlative meaning. The term “Control” (including its derivatives and similar terms) shall mean possessing the power to power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Notwithstanding the foregoing, any Person shall be deemed to Control any specified Person if such Person owns 50% or more of the voting securities of the specified Person, or if the specified Person owns 50% or more of the voting securities of such Person, or if 50% or more of the voting securities of the specified Person and such Person are under common Control.

Exhibit E - 1 of 10

“Change of Control” – With respect to any Producer entity, any sale of all or substantially all of the assets of such Producer entity or any direct or indirect change in control of such Producer entity after the Effective Date (whether through merger, sale of shares or other equity interests, or otherwise), through a single transaction or series of related transactions, from one (1) or more transferors to one (1) or more transferees, in each case, whereby following such transaction (or series of related transactions) both (a) such transferee does not own any interest whatsoever in EQT Corp. or any entity that owns, directly or indirectly, any interest in EQT Corp. and (b) EQT does not own, directly or indirectly, any interest whatsoever in such transferee.

“Dedicated Interests” – All Interests now owned or operated, including any such Interests hereafter acquired by Producer Group and located wholly or partially within the Dedication Area or pooled, unitized or communitized with Interests located wholly or partially within the Dedication Area, in each case, subject to Section 3 and as set forth on Exhibit A (which shall be updated in accordance with the terms of Section 2.6(b) of the Agreement and to reflect any after acquired Interest that is subject to the Dedication hereunder).

“Dedication Area” – The geographic area described within the Agreement, [including without limitation, that area within County,  ,] set forth on Exhibit A, attached hereto and made a part hereof, excluding the Excluded Interests.

“Gas” – Any mixture of gaseous hydrocarbons, consisting essentially of methane and heavier hydrocarbons and inert and noncombustible gases, that is extracted from beneath the surface of the earth.

“Gathering System” – The gathering system, as described in Exhibit C to the Agreement, which is comprised of the various System AMIs, together with any expansions of the System AMIs constructed or purchased after the date hereof, and all appurtenant facilities utilized by Gatherer to provide Services under the Agreement.

“Interests” – Any and all right, title, or interest in lands, wells, or leases and the right to produce oil and/or Gas therefrom, whether arising from fee ownership, working interest ownership, mineral ownership, leasehold ownership, or arising from any pooling, unitization or communitization of any of the foregoing rights.

“Producer Group” – Producer and any other Affiliates of Producer that own or operate, or that come to own or operate, Interests in the Dedication Area.

Exhibit E - 2 of 10

“Well” – A well for the production of hydrocarbons in which Producer Group owns an interest or from which Producer Group has the right to market Gas that produces or is intended to produce Dedicated Gas or otherwise is connected or is required to be connected to the Gathering System in accordance with the Agreement.

3.Dedication. Subject to the exceptions, exclusions, and reservations set forth in the Agreement and the other terms and conditions of the Agreement, Producer hereby exclusively makes the following “Dedication” to Gatherer and the Gathering System: (i) dedicates and commits all of Producer Group’s current and future Interests, and Gas from such Interests, whether in place or produced and severed therefrom, in the Dedication Area, (ii) dedicates and commits to deliver all Gas produced from Wells operated by Producer Group and/or produced from non- operated Wells that are owned by Producer Group for gathering under this Instrument, and (iii) commits to deliver all Gas from Wells located within the Dedication Area that is not owned by Producer Group to the extent that Producer Group controls or has the right to market such Gas for the term of this Instrument (the Gas described in the foregoing subparts (i), (ii) and (iii) being “Dedicated Gas”). Producer agrees not to deliver any such Dedicated Gas to any other gatherer, purchaser, or marketer or other Person prior to delivery to Gatherer at the Receipt Point(s). The Parties agree and acknowledge that, subject to Section 2.5 of the Agreement, to the extent that a Transferee acquires any portion of the Interests (including the Wells located in the Dedication Area), such Transferee shall only receive rights and obligations hereunder as to such Interests, and the Agreement shall not apply to any other Interests that may be owned by the Transferee or its Affiliates at the time of such Transfer or subsequently acquired by such Transferee or its Affiliates within the Dedication Area. Additionally, if there is a Change of Control with respect to Producer (or any member of Producer Group which owns Dedicated Interests at the time of such Change of Control), then, following such Change of Control, the dedication provisions contained in the Agreement shall only apply to the Interests owned by Producer (or such member of Producer Group) at the time of such Change of Control, and the Agreement shall not apply to (x) any other Interests subsequently acquired by Producer (or such member of Producer Group) following such Change of Control or (y) any other Interests owned at the time of such Change of Control, or subsequently acquired, by any Persons who become Affiliates of Producer (or such member of Producer Group) following such Change of Control.

4.Covenant Running with the Land. In furtherance of, and as an inseparable part of, the foregoing Dedication, subject to the terms and conditions of this Instrument, Producer Group GRANTS, COMMITS, DEDICATES, TRANSFERS AND CONVEYS to Gatherer, from and out of Producer Group’s Interests, an interest in the Gas in and under the Dedication Area, represented by the exclusive right to gather, and transport Producer Group’s Dedicated Gas for the term of this Instrument (collectively, “Gathering Rights”), which Gathering Rights shall burden the Interests and the Dedicated Gas in place under the Dedication Area and constitute real property interests that run with the land. Producer acknowledges and agrees that the Dedication, the Dedicated Interests and the Gathering Rights are intended to (i) be covenants running with the lands, including the Interests and the Dedicated Gas, located within the Dedication Area, (ii) be binding on all successors and assigns of Producer Group, (iii) be for the benefit of Gatherer and, without which, Gatherer would be unwilling to acquire rights-of-way or easements or undertake the obligations under this Instrument (which, in each case, touch and concern the acreage and the Interests within the Dedication Area), and (iv) survive any bankruptcy or insolvency of any entity in the Producer Group. Producer represents and warrants to Gatherer that Producer has the authority to make the Dedication and the conveyance of the Gathering Rights subject to, and in

Exhibit E - 3 of 10

accordance with, this Instrument from and out of Producer Group’s Interests, and that, except as provided in the Agreement or this Instrument, Gatherer will be the exclusive provider of gathering services for the Dedicated Interests. It is the intention of the Parties that this grant, commitment, dedication, transfer and conveyance shall constitute a conveyance of a real property interest to Gatherer and that, notwithstanding any other provision in the Agreement, such grant, commitment, dedication, transfer, and conveyance and all of the terms and provisions of the Agreement shall not be subject to rejection under Section 365 of title 11 of the United States Code.

5.Term. This Instrument shall become effective on the Effective Date and, unless terminated earlier by mutual agreement of the Parties, shall continue in effect until December 31, 2035 and Contract Year to Contract Year thereafter (with the initial term of this Instrument deemed extended for each of any such additional Month) until such time as this Instrument is terminated, by notice from any Party to the other Parties, effective on the last Day of the Month specified in such notice, which notice shall be given not less than ninety (90) Days before the effective date of such termination.

6.No Amendment to Agreement. This Instrument is executed and recorded solely for the purpose of giving notice and shall not amend nor modify the Agreement in any way.

7.Successors and Assigns. This Instrument will be binding upon and inure to the benefit of the Parties, and to their respective successors and permitted assigns.

8.Further Assurances. Subject to the terms and conditions of the Agreement, including Section 2.6(b) thereof, Producer covenants and agrees to provide Gatherer with instruments requested by Gatherer from time to time to ensure that the Dedication is valid and enforceable under applicable law and otherwise evidence or protect the Gatherer’s interests in the Agreement and this Instrument, including (i) an updated Exhibit A, and/or (ii) memoranda to evidence the dedication of additional areas or Interests under the Agreement. Gatherer covenants and agrees to provide Producer with instruments requested by Producer from time to time to evidence the release from the Dedication of any Interests permanently released from the Dedication under the Agreement (including pursuant to Section 2.5 of the Agreement).

[Remainder of Page Intentionally Left Blank
[Signature Pages to Follow]

Exhibit E - 4 of 10

IN WITNESS WHEREOF, this Instrument has been signed by or on behalf of each of the Parties as of the Day first above written.

PRODUCER:
EQT CORPORATION, a Pennsylvania corporation

By:
Name:
Title:

EQT PRODUCTION COMPANY, a Pennsylvania corporation

By:
Name:
Title:

RICE DRILLING B LLC, a Delaware limited liability company

By:
Name:
Title:

EQT ENERGY, LLC, a Delaware limited liability company

By:
Name:
Title:

Signature Page to Instrument of Grant Conveyance and Dedication

Exhibit E - 5 of 10

GATHERER:
EQM GATHERING OPCO, LLC, a Delaware limited liability company

By:	________________________________
Name:	Ralph D. Deer
Title:	Senior Vice President, Land & Construction

Signature Page to Instrument of Grant Conveyance and Dedication

Exhibit E - 6 of 10

ACKNOWLEDGEMENTS

STATE/COMMONWEALTH	§
§
COUNTY OF	§

On this ___day of _______, 2020, before me, the undersigned, personally appeared _____________, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, and said person acknowledged that s/he executed this instrument in his/her capacity as_____________ of EQT Corporation, a Pennsylvania corporation and that the same was executed for the purposes contained therein as the act and deed of EQT Corporation.

Notary Public in and for

[SEAL]

Printed or Typed Name of Notary

STATE/COMMONWEALTH	§
§
COUNTY OF	§

On this ___day of _______, 2020, before me, the undersigned, personally appeared _____________, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, and said person acknowledged that s/he executed this instrument in his/her capacity as_____________ of EQT Production Company, a Pennsylvania corporation and that the same was executed for the purposes contained therein as the act and deed of EQT Production Company.

Notary Public in and for

[SEAL]

Printed or Typed Name of Notary

Exhibit E - 7 of 10

STATE/COMMONWEALTH	§
§
COUNTY OF	§

On this ___day of _______, 2020, before me, the undersigned, personally appeared _____________, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, and said person acknowledged that s/he executed this instrument in his/her capacity as_____________of Rice Drilling B LLC, a Delaware limited liability company and that the same was executed for the purposes contained therein as the act and deed of Rice Drilling B LLC.

Notary Public in and for

[SEAL]

Printed or Typed Name of Notary

STATE/COMMONWEALTH	§
§
COUNTY OF	§

On this ___day of _______, 2020, before me, the undersigned, personally appeared _____________, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, and said person acknowledged that s/he executed this instrument in his/her capacity as_____________of EQT Energy LLC, a Delaware limited liability company and that the same was executed for the purposes contained therein as the act and deed of EQT Energy LLC.

Notary Public in and for

[SEAL]

Printed or Typed Name of Notary

Exhibit E - 8 of 10

COMMONWEALTH OF PENNSYLVANIA	§
§
COUNTY OF	§

On this ___day of  , 2020, before me, the undersigned, personally appeared Ralph D. Deer, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, and said person acknowledged that he executed this instrument in his capacity as Senior Vice President, Land & Construction of EQM Gathering Opco, LLC, a Delaware limited liability company and that the same was executed for the purposes contained therein as the act and deed of EQM Gathering Opco, LLC.

Notary Public in and for

[SEAL]

Printed or Typed Name of Notary

Exhibit E - 9 of 10

EXHIBIT A TO INSTRUMENT OF DEDICATION

Dedication Area
[To be attached]

Instrument Prepared By,
and After Recording, Return to:
Sean B. McGinty 2200 Energy Drive
Canonsburg, PA 15317

Exhibit E - 10 of 10

EXHIBIT F

To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

DAMP GAS AREA

[See attached.]

Exhibit F - 1 of 1

EXHIBIT G

To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

GAS QUALITY SPECIFICATIONS

[See attached.]

Exhibit G

Gas Quality Specifications
Section 1.1 Dry Gas Specifications. The Gas delivered by Producer to Gatherer at the Receipt Points on each System AMI within the Dry Gas Gathering System (a) will be commercially free of objectionable odors, dust, rust, gum, gum forming constituents, free liquids, corrosion inhibitors, chemicals, treating chemicals, antifreeze agents, and all matters (other than those that comply with the specifications stated in clause (iii) below) that might adversely affect its merchantability or Gatherer’s or a Downstream Pipeline facilities; (ii) will not contain any substance (other than those that comply with the specifications stated in clause (iii) below) that is determined to be, or that would be classified as a contaminant or hazardous waste or substance under the Resource Conservation and Recovery Act, 42 U.S.C. Section 1857, et seq., as amended from time to time, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., as amended from time to time, and the regulations issued thereunder, including, but not limited to, 40 C.F.R. Parts 302 and 355, together with any other applicable state or federal environmental, health, or safety standards; and (iii) will conform to the most stringent quality specifications of the Downstream Pipeline(s) immediately downstream of each Delivery Point on the applicable System AMI. In any System AMI where multiple Delivery Points exist, the Downstream Pipeline with the most stringent quality specifications shall control the quality specifications for all Gas in such Gathering System.

Section 1.2 Damp Gas Specifications. Damp Gas shall meet the Gas Quality Specification for Dry Gas on the applicable System AMI other than as it applies to hydrocarbon dew point, certain hydrocarbon maximum percentage limits, Wobbe Index, and/or gross heating value.

Section 1.3 Rich Gas Specifications. The Gas delivered by Producer to Gatherer at the Receipt Points on each System AMI within the Rich Gas Gathering System (a) will be commercially free of objectionable odors, dust, rust, gum, gum forming constituents, free liquids, corrosion inhibitors, chemicals, treating chemicals, antifreeze agents, and all matters (other than those that comply with the specifications stated in clause (iii) below) that might adversely affect its merchantability or Gatherer’s or a Downstream Pipeline facilities; (ii) will not contain any substance (other than those that comply with the specifications stated in clause (iii) below) that is determined to be, or that would be classified as a contaminant or hazardous waste or substance under the Resource Conservation and Recovery Act, 42 U.S.C. Section 1857, et seq., as amended from time to time, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., as amended from time to time, and the regulations issued thereunder, including, but not limited to, 40 C.F.R. Parts 302 and 355, together with any other applicable state or federal environmental, health, or safety standards; and (iii) will conform to the most stringent quality specifications of the Downstream Pipeline(s) immediately downstream of each Delivery Point on the applicable System AMI. In any System AMI where multiple Delivery Points exist, the Downstream Pipeline with the most stringent quality specifications shall control the quality specifications for all Gas in such Gathering System.

Exhibit G - 1 of 2

Section 1.4 Dehydration. Where Gatherer provides dehydration services in accordance with Section 3.6, Producer shall be permitted to provide Dedicated Gas, regardless of the applicable specifications, at moisture saturation at given pressure and temperature conditions.

Exhibit G - 2 of 2

EXHIBIT H

To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

MINIMUM VOLUME COMMITMENT; FEES

[See attached.]

		Minimum Volume Commitment (Dth / day)	[***]	[***]	[***]	[***]
Date Beginning ($ / Dth)	4/1/2020	3,000,000	[***]	[***]	[***]	[***]
	7/1/2020	3,000,000	[***]	[***]	[***]	[***]
	10/1/2020	3,000,000	[***]	[***]	[***]	[***]
	1/1/2021	3,000,000	[***]	[***]	[***]	[***]
	4/1/2021	3,000,000	[***]	[***]	[***]	[***]
	7/1/2021	3,000,000	[***]	[***]	[***]	[***]
	10/1/2021	3,000,000	[***]	[***]	[***]	[***]
	1/1/2022	3,000,000	[***]	[***]	[***]	[***]
	4/1/2022	3,000,000	[***]	[***]	[***]	[***]
	7/1/2022	3,000,000	[***]	[***]	[***]	[***]
	10/1/2022	3,000,000	[***]	[***]	[***]	[***]
	1/1/2023	3,000,000	[***]	[***]	[***]	[***]
	4/1/2023	3,000,000	[***]	[***]	[***]	[***]
	7/1/2023	3,000,000	[***]	[***]	[***]	[***]
	10/1/2023	3,000,000	[***]	[***]	[***]	[***]
	1/1/2024	3,000,000	[***]	[***]	[***]	[***]
	4/1/2024	3,000,000	[***]	[***]	[***]	[***]
	7/1/2024	3,000,000	[***]	[***]	[***]	[***]
	10/1/2024	3,000,000	[***]	[***]	[***]	[***]
	1/1/2025	3,000,000	[***]	[***]	[***]	[***]
	4/1/2025	3,000,000	[***]	[***]	[***]	[***]
	7/1/2025	3,000,000	[***]	[***]	[***]	[***]
	10/1/2025	3,000,000	[***]	[***]	[***]	[***]
	1/1/2026	3,000,000	[***]	[***]	[***]	[***]
	4/1/2026	3,000,000	[***]	[***]	[***]	[***]
	7/1/2026	3,000,000	[***]	[***]	[***]	[***]
	10/1/2026	3,000,000	[***]	[***]	[***]	[***]
	1/1/2027	3,000,000	[***]	[***]	[***]	[***]
	4/1/2027	3,000,000	[***]	[***]	[***]	[***]
	7/1/2027	3,000,000	[***]	[***]	[***]	[***]
	10/1/2027	3,000,000	[***]	[***]	[***]	[***]
	1/1/2028	3,000,000	[***]	[***]	[***]	[***]
	4/1/2028	3,000,000	[***]	[***]	[***]	[***]
	7/1/2028	3,000,000	[***]	[***]	[***]	[***]
	10/1/2028	3,000,000	[***]	[***]	[***]	[***]
	1/1/2029	3,000,000	[***]	[***]	[***]	[***]
	4/1/2029	3,000,000	[***]	[***]	[***]	[***]
	7/1/2029	3,000,000	[***]	[***]	[***]	[***]
	10/1/2029	3,000,000	[***]	[***]	[***]	[***]
	1/1/2030	3,000,000	[***]	[***]	[***]	[***]
	4/1/2030	3,000,000	[***]	[***]	[***]	[***]

Exhibit H - 1 of 2

		Minimum Volume Commitment (Dth / day)	[***]	[***]	[***]	[***]
Date Beginning ($ / Dth)	7/1/2030	3,000,000	[***]	[***]	[***]	[***]
	10/1/2030	3,000,000	[***]	[***]	[***]	[***]
	1/1/2031	3,000,000	[***]	[***]	[***]	[***]
	4/1/2031	3,000,000	[***]	[***]	[***]	[***]
	7/1/2031	3,000,000	[***]	[***]	[***]	[***]
	10/1/2031	3,000,000	[***]	[***]	[***]	[***]
	1/1/2032	3,000,000	[***]	[***]	[***]	[***]
	4/1/2032	3,000,000	[***]	[***]	[***]	[***]
	7/1/2032	3,000,000	[***]	[***]	[***]	[***]
	10/1/2032	3,000,000	[***]	[***]	[***]	[***]
	1/1/2033	3,000,000	[***]	[***]	[***]	[***]
	4/1/2033	3,000,000	[***]	[***]	[***]	[***]
	7/1/2033	3,000,000	[***]	[***]	[***]	[***]
	10/1/2033	3,000,000	[***]	[***]	[***]	[***]
	1/1/2034	3,000,000	[***]	[***]	[***]	[***]
	4/1/2034	3,000,000	[***]	[***]	[***]	[***]
	7/1/2034	3,000,000	[***]	[***]	[***]	[***]
	10/1/2034	3,000,000	[***]	[***]	[***]	[***]
	1/1/2035	3,000,000	[***]	[***]	[***]	[***]
	4/1/2035	3,000,000	[***]	[***]	[***]	[***]
	7/1/2035	3,000,000	[***]	[***]	[***]	[***]
	10/1/2035	3,000,000	[***]	[***]	[***]	[***]

Exhibit H - 2 of 2

EXHIBIT I

To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

EXCLUDED AREAS AND CONVENTIONAL WELLS

[See attached.]

[***]

EXHIBIT J

To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

CASH BONUS PAYMENT

[See attached.]

EXHIBIT J

Cash Bonus Payment
Section 1.1 Henry Hub Cash Bonus. Subject to Section 1.2 of this Exhibit S, during each Calendar Quarter beginning with the first Day of the Calendar Quarter in which the MVP In- Service Date occurs (the “Cash Bonus Trigger Date”) and continuing until the earlier of the last Day of (a) the twelfth (12th) Calendar Quarter following the Cash Bonus Trigger Date and (b) the Calendar Quarter ending December 31, 2024, Producer shall pay to Gatherer a quarterly cash payment (the “Cash Bonus”), if any, as follows:

(a)During the first four (4) Calendar Quarters following the Cash Bonus Trigger Date (the “First Cash Bonus Period”), (i) for each such Calendar Quarter that ends prior to January 1, 2024, the Cash Bonus shall equal (A) the product of (x) the Minimum Volume Commitment applicable as of the last Day of such Calendar Quarter and (y) the number of Days in such Calendar Quarter, multiplied by (B) 15% of every $0.01 by which the average of each NYMEX Henry Hub Natural Gas First of the Month Closing Index Price during such Calendar Quarter exceeds $2.50 per Dth, and (ii) for each such Calendar Quarter, if any, in 2024, the Cash Bonus shall equal (A) the product of (x) the Minimum Volume Commitment applicable as of the last Day of such Calendar Quarter and (y) the number of Days in such Calendar Quarter, multiplied by (B) 15% of every $0.01 by which the average of each NYMEX Henry Hub Natural Gas First of the Month Closing Index Price during such Calendar Quarter exceeds $2.70 per Dth.

(b)During the second four (4) Calendar Quarters following the Cash Bonus Trigger Date (the “Second Cash Bonus Period”), (i) for each such Calendar Quarter that ends prior to January 1, 2024, the Cash Bonus shall equal (A) the product of (x) the Minimum Volume Commitment applicable as of the last Day of such Calendar Quarter and (y) the number of Days in such Calendar Quarter, multiplied by (B) 15% of every $0.01 by which the average of each NYMEX Henry Hub Natural Gas First of the Month Closing Index Price during such Calendar Quarter exceeds $2.50 per Dth, and (ii) for each such Calendar Quarter, if any, in 2024, the Cash Bonus shall equal (A) the product of (x) the Minimum Volume Commitment applicable as of the last Day of such Calendar Quarter and (y) the number of Days in such Calendar Quarter, multiplied by (B) 15% of every $0.01 by which the average of each NYMEX Henry Hub Natural Gas First of the Month Closing Index Price during such Calendar Quarter exceeds $2.70 per Dth.

(c)During the third four (4) Calendar Quarters following the Cash Bonus Trigger Date (the “Third Cash Bonus Period,” and together with the First Cash Bonus Period and the Second Cash Bonus Period, the “Cash Bonus Periods” and each individually a “Cash Bonus Period”), (i) for each such Calendar Quarter that ends prior to January 1, 2024, the Cash Bonus shall equal (A) the product of (x) the Minimum Volume Commitment applicable as of the last Day of such Calendar Quarter and (y) the number of Days in such Calendar Quarter, multiplied by (B) 15% of every $0.01 by which the average of each NYMEX Henry Hub Natural Gas First of the Month Closing Index Price during such Calendar Quarter exceeds $2.50 per Dth, and (ii) for each such Month, if any, in 2024, the Cash Bonus shall equal (A) the product of (x) the Minimum Volume Commitment applicable as of the last Day of such Calendar Quarter and (y) the number of Days in such Calendar Quarter, multiplied by (B) 15% of every $0.01 by which the average of each NYMEX Henry Hub Natural Gas First of the Month Closing Index Price during such Calendar Quarter exceeds $2.70 per Dth.

Exhibit J - 1 of 2

Section 1.2 Cash Bonus Cap. The total Cash Bonuses paid by the Producer in respect of any Cash Bonus Period shall not exceed $60,000,000.

Section 1.3 Cash Bonus Invoicing. The Cash Bonus may be incorporated into the invoice submitted to the Producer pursuant to Section 13.1 of this Agreement for Services and shall be due upon the terms and conditions set forth in this Agreement. Notwithstanding the foregoing, Gatherer may provide Producer with a supplemental invoice for a Cash Bonus following the Calendar Quarter in which any such Cash Bonus accrues, and such invoice shall be paid by Producer, by wire transfer of immediately available funds, no later than 10 Business Days following Producer’s receipt thereof.

Exhibit J - 2 of 2

EXHIBIT K

To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

ADDITIONAL MVC AREAS

[See attached.]

[***]

EXHIBIT L

To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

PRODUCER DEHYDRATION FACILITIES

[See attached.]

STATE	COUNTY	AREA	SITE	COMMENTS
PA	Washington	Kevech	Kevech
PA	Washington	M78	Brova
PA	Washington	Mojo	Mojo
PA	Washington	Nightfall	Shotski	Scheduled for Spring 2020 installation
PA	Washington	Nightfall	Captain USA	Still under consideration for late 2020
PA	Greene	Hammerhead	Mac	Scheduled for April 2020 installation
PA	Greene	Hammerhead	Stattler Rd.	Scheduled for April 2020 installation
PA	Greene	Beta	William Lane
PA	Greene	Beta	Piston Honda
PA	Greene	Beta	Dragon Chan
PA	Greene	Beta	Walter Stinger
PA	Greene	Yellow Jacket	Ridge Rd.
PA	Clearfield	NFG-Monarch	Monarch
PA	Cameron	NFG-Whip	Whippoorwill IC
PA	Jefferson	NFG-Frano	Frano
PA	Clearfield	DTI-Turkey	Gobbler IC
PA	Tioga	Tioga	Tioga CS	Feeding Mason IC
PA	Elk	Benezette	Benezette CS	LP Benezette to DTI
PA	Clearfield	Hurd	Hurd IC
PA	Indiana	TCO-Diamondville	Diamondville IC	Diamondville IC to TCO
PA	Armstrong	PNG-McKee	McKee
WV	Marion	Grant	GRT-26
WV	Marion	Taurus	GLO-76
WV	Wetzel	Taurus	BIG-464
WV	Wetzel	Mercury	Big Run Dehy	Occasional use during MarkWest outages
WV	Marion	N/A	Potozcny
WV	Wetzel	Stone-Mary	Winters CS

Exhibit L - 1 of 1

EXHIBIT M

To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

PRODUCER MEASUREMENT FACILITIES

[See attached.]

Location	ETRN MID Number	ETRN Meter Name
Alpha	M5224627	Alpha Gathering MM A Run
Alpha	M5224714	Alpha Gathering MM B Run
Alpha	M5274373	Alpha MM Run 3
Beazer	M5226733	Beazer Gathering MM A Run
Beazer	M5226735	Beazer Gathering MM B Run
Beazer	M5249530	Beazer Gathering MM C Run
Big Sky	M5213961	Big Sky Gathering MM Run A
Big Sky	M5213962	Big Sky Gathering MM Run B
Big Sky	M5213963	Big Sky Gathering MM Run C
Blaney	M5236034	Blaney Gathering Mm Run 1
Blaney	M5236036	Blaney Gathering MM Run 2
Carpenter	M5283458	EPC Carpenter MM Run A
Carpenter	M5283463	EPC Carpenter MM Run B
Carpenter	M5283464	EPC Carpenter MM Run C
Cooper	17019	Cooper MM
Conner	17044	Conner Gathering MM
Conner	5100003	Conner Gathering B Run
Fetchen	M5323008	Fetchen MM #1
Fetchen	M5323010	Fetchen MM #2
Fetchen	M5323011	Fetchen MM #3
Gibson	5100058	Gibson MM
Greene Hill	M5274165	Green Hill - Meter 1
Greene Hill	M5274166	Green Hill - Meter 2
Greene Hill	M5274167	Green Hill Meter 3
Harden	033297	ROG19 1H 590004
Harden	033341	ROG46 1H 590312
Harden Farms	M5241305	Harden Farm MM A Run
Harden Farms	M5241307	Harden Farm MM B Run
Harden Farms	M5241308	Harden Farm MM C Run
Harris	M5272524	Harris A Run
Harris	M5291357	Harris Run B
Hildebrand	17035	Hildebrand Gathering MM
J & J	M5238116	J&J Gathering MM Run 1
J & J	M5238117	J&J Gathering MM Run 2
J & J	M5248049	J&J Gathering MM Run 3
J Moninger	M5234610	J. Moninger and Johnston Gathering MM Run 1
J Moninger	M5234612	J. Moninger and Johnston Gathering MM Run 2
J Moninger	M5234613	J. Moninger and Johnston Gathering MM Run 3
J Moninger	M5235813	J. Moninger and Johnston Gathering MM Run 4
Koloski	M5234486	Koloski Gathering MM Run 1
Koloski	M5234487	Koloski Gathering MM Run 2
Koloski	M5234488	Koloski Gathering MM Run 3
Lacko	M5210064	Lacko MM Gathering Unit 1
Lacko	M5210065	Lacko MM Gathering Unit 2
Mcmillen	M5256116	McMillen 2 MM - 1
Mcmillen	M5256117	McMillen 2 MM - 2

Exhibit M - Page 1 of 4

Location	ETRN MID Number	ETRN Meter Name
Mcmillen	M5256118	McMillen 2 MM - 3
Mcmillen	11796	McMillen Gathering Meter
Moore	5100065	Moore MM
Moore	M5277181	Moore MM Run 2
Nicoloff	M5224083	Nicoloff MM Run B
Nicoloff	5100057	Nicoloff MM A Run
Oliver	5100162	Oliver MM A Run
Oliver	5100163	Oliver MM B Run
Patterson	5100055	Patterson MM
Pettit	M5254623	Pettit 2 MM - D
Pettit	M5248813	Pettit 2 MM - A
Pettit	M5248814	Pettit 2 MM - B
Pettit	M5248816	Pettit 2 MM - C
Pettit	M5220213	Pettit Gathering Master Meter - Run 1
Pettit	M5220220	Pettit Gathering Master Meter - Run 2
Pettit	M5220221	Pettit Gathering Master Meter - Run 3
Phillips	17037	Phillips Gathering MM
Pierce	5100018	Pierce MM A Run
Pierce	5100019	Pierce MM B Run
Pierce	5100064	Pierce MM C Run
Pierce	M5298308	Pierce MM D Run
Prentice	M5300767	Prentice MM Run A
Prentice	M5300772	Prentice MM Run B
Prentice	M5300773	Prentice MM Run C
Pyles	17042	Pyles Gathering MM
Pyles	M5224755	Pyles Gathering MM Run B
Roberts	17018	Roberts B Run
Roberts	11798	Roberts Master Meter
Robison	17022	Robison MM
Robison	18156	Robison MM B
Rosborough	18122	Rosborough Gathering MM
Rostosky	M5232872	Rostosky Gathering MM Run A
Rostosky	M5232873	Rostosky Gathering MM Run B
Rostosky	M5232874	Rostosky Gathering MM Run C
Rostosky	M5291356	Rostosky Gathering MM Run D
Scotts Run	5100014	Scott's Run Gathering MM A Run
Scotts Run	M5225755	Scott's Run Gathering MM B Run
Shipman	M5219031	Shipman Gathering MM - Run 1
Shipman	M5219033	Shipman Gathering MM - Run 2
Shipman	M5258883	Shipman Gathering MM - Run 3
Swank	18153	Swank Gathering MM
Thistlewaite	11797	THISTLEWAIT GATHERING METER
Thompson	17043	Thompson Gathering MM
Thompson	17115	Thompson MM B
Walker B	18155	Walker B MM

Exhibit M - Page 2 of 4

Location	ETRN MID Number	ETRN Meter Name
West Run	5100039	West Run MM
West Run	5100053	West Run MM B Run
Wright	18154	Wright Gathering MM
Yablonski	M5234259	Yablonksi Gathering MM Run 1
Yablonski	M5234260	Yablonksi Gathering MM Run 2
Big 176	M5223136	Big 176 Gathering MM B Run
Big 176	5100016	Big 176 Gathering MM Run A
Big 177	M5254143	Big 177 MM
Big 192	M5208892	Big 333/192 B Run
Big 192	5100042	Big 333/192 MM A Run
Big 360	M5274379	BIG 360 MM A RUN
Big 360	M5274381	BIG 360 MM B Run
Big 7	5100115	Big 7 MM
CPT 11	M5214491	CPT 11 MM
GLO 76	M5248861	GLO76 MM A Run
GLO 76	M5248862	GLO76 MM B Run
OXF 114	24454	OXF PAD 114
OXF 121	24455	OXF 121 Gathering Meter
OXF 122	M5243552	OXF 122/163 A Run
OXF 122	M5243558	OXF 122/163 B Run
OXF 138	24471	OXF 138 Interconnect
OXF 127	24472	127 Interconnect
OXF 131	24625	OXF 131 Gathering B Run
OXF 131	24481	OX131 Gathering MM
OXF 149	24470	OXF 149-150 MM A Run
OXF 149	M5222001	OXF 149-150 MM B Run
OXF155	M5281986	OXF 155 MM
OXF159	M5223803	OXF 157-159 Gathering MM A Run
OXF159	M5223804	OXF 157-159 Gathering MM B Run
OXF43	M5296779	OXF 43 MM A RUN
OXF43	M5296783	OXF43 MM B RUN
OXF44	24456	OXF 44 MM
PEN 15	5100020	PEN 15 Master Meter A Run
PEN 15	5100048	PEN15 MM B RUN
PEN 54	M5274207	PEN 54 MM A RUN
PEN 54	M5274212	PEN 54 MM B RUN
PNG 103	5100069	PNG 103 MM A RUN
PNG 103	5100070	PNG 103 MM B RUN
PNG 129	5100045	PNG 129 Gathering MM A Run
PNG 129	M5223466	PNG 129 Gathering MM B Run
PUL96	M5260002	PUL 96 MM A Run
PUL96	M5260004	PUL 96 MM B Run
RSM112	M5219740	RSM 110 and 112 Gathering Meter B Run
RSM112	24582	RSM110 and 112 Gathering Meter
RSM118	24595	RSM 118 Gathering MM A Run

Exhibit M - Page 3 of 4

Location	ETRN MID Number	ETRN Meter Name
RSM118	M5234431	RSM 118 MM B Run
RSM 119	24596	RSM 119 Gathering MM
RSM16	24491	RSM16 MM
SHR60	M5248857	SHR60 MM A Run
SHR60	M5248860	SHR60 MM B Run
SMI 27	M5214966	SMI 27 Gathering MM
SMI 28	5100059	SMI 28 MM A Run
SMI 28	5100061	SMI 28 MM B Run
WEU 1	24492	WEU 1&2 B Gathering Meter
WEU 1	M5228452	WEU 1-2-49 MM
WEU4	M5260005	WEU 4 MM
WEU51	M5214202	WEU 51 MM
WEU 6	M5214970	WEU 6 Gathering MM A Run
WEU 6	M5225932	WEU 6 MM B Run
WEU 8	M5212896	WEU-8 Gathering MM
Big Run	24488	Big Run A Run (Equitrans)
Little Run	24468	Little Run Interconnect
OXF 16	24421	HUGHER RIVER MASTER RIVER
OXF 16	24556	OXF 16 MM

Exhibit M - Page 4 of 4

EXHIBIT N

To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

GATHERER MEASUREMENT FACILITIES

[See attached.]

Company (Gatherer) Owned Measurement

Responsibility for Receipt Point Interconnect Facility Equipment into Equitrans Midstream Gathering Systems Customer Name - Interconnect Name
STATION EQUIPMENT	REQUIRED	DESIGN SPECIFICATIONS	INSTALL	OWNERSHIP	OPERATE	MAINTAIN
PIPING
Inlet Piping	Yes	Customer	Customer	Customer	Customer	Customer
Cathodic Protection - Inlet Piping	Yes	Customer	Customer	Customer	Customer	Customer
Station & Outlet Piping	Yes	Company	Company	Company	Company	Company
Cathodic Protection - Station & Outlet Piping	Yes	Company	Company	Company	Company	Company
Company Pipeline Tap & Valve	Yes	Company	Company	Company	Company	Company
Cathodic Protection - Company Tap & Valve	Yes	Company	Company	Company	Company	Company
GAS CONDITIONING
Filter Separator	No
Particulate Filter	No
Liquid Level Shutoff	No
MEASUREMENT
Meter & Meter Runs	Yes	Company	Company	Company	Company	Company
Meter & Flow Control Risers, Valves, etc…	Yes	Company	Company	Company	Company	Company
Electronic Measurement & Telecomm Hardware	Yes	Company	Company	Company	Company	Company
GAS QUALITY
Chromatograph	No
Moisture Analyzer*	No
Oxygen Analyzer	No
Hydrogen Sulfide Analyzer	No
PRESSURE / FLOW CONTROL
Overpressure Protection Device	Yes	Company	Company	Company	Company	Company
Primary Pressure Control	No
Flow Control	No
Shutoff Valve	Yes	Company	Company	Company	Company	Company
Heater	No
Check Valve	Yes	Company	Company	Company	Company	Company
ODORIZATION
Odorizer & Controls	No
MISCELLANEOUS
Land and Access Road	Yes	Customer	Customer	Customer	Customer	Customer
Site Grading, Pad, and Access Road Construction	Yes	Customer	Customer	Customer	Customer	Customer
Communication Service(s)	Yes	Company	Company	Company	Company	Company
Electrical Service**	Yes	Company	Company	Company	Company	Company
Building - Gas Chromatograph	No
Building / Enclosure - Odorizer	No
Fence/Vehicle Barrier/Signage	Yes	Company	Customer	Customer	Company	Customer
*Company may request moisture data hand-off from Customer Dehy
**Customer to provide electric drop to Company at no cost if available on pad

Exhibit N - 1 of 2

Customer (Producer) Owned Measurement

Responsibility for Receipt Point Interconnect Facility Equipment into Equitrans Midstream Gathering Systems Customer Name - Interconnect Name
STATION EQUIPMENT	REQUIRED	DESIGN SPECIFICATIONS	INSTALL	OWNERSHIP	OPERATE	MAINTAIN
PIPING
Company Pipeline Tap & Valve	Yes	Company	Company	Company	Company	Company
Inlet Piping	Yes	Customer	Customer	Customer	Customer	Customer
Station & Outlet Piping	Yes	Company	Customer	Customer	Company	Customer
Cathodic Protection - Inlet, Station, & Outlet Piping	Yes	Customer	Customer	Customer	Customer	Customer
Cathodic Protection - Company Tap & Valve	Yes	Company	Company	Company	Company	Company
GAS CONDITIONING
Filter Separator	TBD	Company	Customer	Customer	Customer	Customer
Particulate Filter	TBD	Company	Customer	Customer	Customer	Customer
Liquid Level Shutoff	TBD	Company	Customer	Customer	Customer	Customer
MEASUREMENT
Meter & Meter Runs	Yes	Company	Customer	Customer	Company	Customer
Meter & Flow Control Risers, Valves, etc…	Yes	Company	Customer	Customer	Company	Customer
Electronic Measurement & Telecomm Hardware	Yes	Company	Customer	Customer	Company	Customer
GAS QUALITY
Chromatograph	TBD	Company	Customer	Customer	Company	Customer
Moisture Analyzer	TBD	Company	Customer	Customer	Company	Customer
Oxygen Analyzer	TBD	Company	Customer	Customer	Company	Customer
Hydrogen Sulfide Analyzer	TBD	Company	Customer	Customer	Company	Customer
PRESSURE / FLOW CONTROL
Overpressure Protection Device	Yes	Company	Customer	Customer	Company	Customer
Primary Pressure Control	TBD	Company	Customer	Customer	Company	Customer
Flow Control	TBD	Company	Customer	Customer	Company	Customer
Remote Shutoff Valve	TBD	Company	Customer	Customer	Company	Customer
Heater	TBD	Company	Customer	Customer	Company	Customer
Check Valve	Yes	Company	Customer	Customer	Company	Customer
ODORIZATION
Odorizer & Controls	No
MISCELLANEOUS
Land and Access Road	Yes	Customer	Customer	Customer	Customer	Customer
Communication Service(s)	Yes	Company	Customer	Customer	Company	Customer
Electrical Service	Yes	Company	Customer	Customer	Company	Customer
Building - Gas Chromatograph	No
Building / Enclosure - Odorizer	No
Fence/Vehicle Barrier/Signage	Yes	Company	Customer	Customer	Company	Customer

Exhibit N - 2 of 2

EXHIBIT O

To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

FTS AGREEMENTS

[See attached.]

[***]

EXHIBIT P

To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

INCREMENTAL COMPRESSION

[See attached.]

Incremental Compression
AMIs	Total HP	Anticipated TIL
Pisces	10,000	TBD
Throckmorton	15,000	TBD
Other PA Incremental Builds	40,000	TBD
WV Incremental Builds	40,000	TBD
Total	105,000

Exhibit P - 1 of 1

EXHIBIT Q

To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

PRODUCER REMEDY SCHEDULE

[See attached.]

[***]

EXHIBIT R

To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

CONSOLIDATED AGREEMENTS

[See attached.]

CONSOLIDATED AGREEMENTS
1.Gathering Agreement by and between EQT Production Company as Customer and Rice Poseidon Midstream LLC, as Gatherer, dated October 15, 2015, as amended by Amendment One, dated October 21, 2015 and as further amended by Amendment Two, dated January 16, 2019 by and among EQT Production Company and EQT Energy, LLC and EQM Poseidon Midstream LLC.

2.Sixth Amended and Restated Crackerjack Gas Gathering Agreement by and among Rice Poseidon Midstream, LLC, as Gatherer and EQT Energy, LLC, as Shipper, and EQT Production Company, as Producer dated February 28, 2017, as amended by First Amendment to the Sixth Amended and Restated Gas Gathering System dated December 1, 2019 by and among EQT Production Company, as Producer, EQT Energy, LLC as Shipper, and EQM Poseidon Midstream, LLC as Gatherer.

3.Gas Gathering Agreement for the River Gas Gathering System by and among EQT Production Company and EQT Energy, LLC, collectively as Shipper and EQM Gathering OPCO, LLC, as Gatherer, dated August 8, 2017.

4.Jupiter Gas Gathering Agreement by and among EQT Production Company and EQT Energy, LLC, collectively as Shipper and EQT Gathering, LLC, as Gatherer dated May 1, 2014, as amended by Amendment 1 by and among EQT Production Company and EQT Energy, LLC, collectively as Shipper, and EQM Gathering Opco, LLC, as Gatherer dated December 17, 2014, as further amended by Amendment 2, dated October 26, 2015, as further amended by Amendment 3, dated August 1, 2016, as further amended by Amendment 4, dated June 1, 2017, as further amended by Amendment 5, dated October 1, 2017, as further amended by Amendment 6, dated March 1, 2019.

5.Gas Gathering Agreement for the Applegate/McIntosh Taurus and Terra Gas Gathering Systems by and among EQT Production Company and EQT Energy, LLC, collectively as Shipper and EQT Gathering, LLC, as Gatherer dated October 12, 2016 and effective as of October 1, 2016.

6.Gas Gathering and Compression Agreement by and between Rice Drilling B LLC, as Producer and Rice Midstream Partners LP, as Gatherer and Alpha Shale Resources LP dated December 22, 2014, as amended by First Amendment to Gas Gathering and Compression Agreement, dated October 19, 2016, as further amended by Second Amendment to Gas Gathering and Compression Agreement dated June 1, 2019 by and among Rice Drilling B LLC, as Producer, Alpha Shale Resources LP, and RM Partners, LP, as Gatherer.

7.Appalachia North Gathering System Gas Gathering Agreement by and between M3 Appalachia Gathering, LLC, as Gatherer and Antero Resources Corporation, as Shipper dated January 1, 2014.

Exhibit R - 1 of 2

8.Stonewall Valley Unit, Mingo Unit and Kevech Unit Gathering Agreement, by and among EQT Production Company & EQT Energy, LLC, collectively as Customer and EQM Gathering Opco LLC, as Gatherer, dated April 1, 2019.

9.Gas Gathering Agreement for the Mercury, Pandora, Pluto and Saturn Gas Gathering Systems, by and among EQT Production Company and EQT Energy, LLC, collectively as Shipper and EQT Gathering, LLC, as Gatherer dated March 1, 2015, as amended by Amendment No. 1, dated September 18, 2015 by and among EQT Production Company and EQT Energy, LLC collectively as Shipper and EQM Gathering Opco, LLC as Gatherer, as further amended by Amendment No. 2, dated March 30, 2017 and effective November 1, 2016, as further amended by Amendment No. 3 dated June 1, 2019.

10.Letter Agreement regarding Connection of Kentor, Carpenter, Shipman and Beazer Wells Pads to Jupiter Gathering System, dated March 1, 2019 by and among Rice Drilling B LLC, EQM Gathering Opco, LLC and Equitrans, L.P.

11.Gas Gathering Agreement for the WG-100 Gas Gathering System by and among EQT Production Company and EQT Energy, LLC, collectively as Shipper and EQT Gathering, LLC, as Gatherer dated March 2, 2015, as amended by Amendment No. 1 dated April 1, 2017 by and among EQT Production Company and EQT Energy, LLC, collectively as Shipper and EQM Gathering Opco, LLC, as Gatherer, and further amended by Amendment No. 2 dated June 1, 2019.

12.State Gamelands 179 Well Pad Gathering Agreement by and among EQT Production Company and EQT Energy, LLC, collectively as Customer and Rice Poseidon Midstream LLC, as Gatherer dated September 14, 2017.

13.Gas Gathering Agreement by and between Appalachia Midstream Services, L.L.C. and Rice Drilling B, LLC, as Producer dated January 1, 2016, as amended by Amendment No. 1 dated June 30, 2016.

14.Gas Gathering Agreement for the Claysville Area Gas Gathering System by and among EQT Production Company and EQT Energy, LLC, collectively as Shipper and EQM Gathering Opco, LLC, as Gatherer dated June 7, 2018, as amended by First Amendment dated June 1, 2019.

Exhibit R - 2 of 2

EXHIBIT S

To that certain Gas Gathering and Compression Agreement dated effective February 26, 2020, by and between EQT Corporation, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC, as Producer, and EQM Gathering OPCO, LLC, as Gatherer

ADDITIONAL FEE TERMS

[See attached.]

EXHIBIT S

In addition to the other terms and conditions set forth in the body of this Agreement, the Parties hereby agree as follows:

Section 1.1 Reservation Fees Upon MVP In-Service Date. Upon the MVP In-Service Date, provided that Producer has not made the Election described in Section 1.2 of this Exhibit S below, the Parties hereby agree that within 10 Days following the MVP In-Service Date (the “Amendment Deadline”), the Parties shall execute the amendment to this Agreement attached hereto as Exhibit S-1. Notwithstanding the foregoing, in the event that the MVP In-Service Date occurs after January 1, 2024, then the rate schedules set forth in such amendment shall be revised in accordance with Section 1.4 of this Exhibit S.

Section 1.2 Cash Payment Option Election and Rate Relief.

(a)If the MVP In-Service Date has not occurred on or prior to January 1, 2022, EQT Corp. may, at any time following January 1, 2022 until the earlier of (i) the Business Day immediately preceding the MVP In-Service Date or (ii) December 31, 2022 (the “Election Period”), by delivery of written notice to Gatherer (such notice, the “Election Notice”), elect to receive a payment in cash in the amount of $[●]1 from Gatherer (such election, the “Election” and such payment, the “Election Payment”). Upon EQT Corp.’s delivery of the Election Notice, the Election shall be irrevocable. For the avoidance of doubt, in the event that EQT Corp. does not exercise the Election during the Election Period, EQT Corp. shall no longer have any right to exercise the Election, and the Parties shall execute the amendment to this Agreement in the form of Exhibit S-1 as provided in Section 1.1 of this Exhibit S.

(b)In the event that EQT Corp. exercises the Election pursuant to Section 1.2(a) of this Exhibit S, the Parties hereby agree that Gatherer shall deliver to EQT Corp. the Election Payment no more than 90 Days following Gatherer’s receipt of the Election Notice by wire transfer of immediately available funds to an account designated by EQT Corp. in the Election Notice.

(c)The right to make the Election and to receive the Election Payment are personal to EQT Corp. and may not be assigned or transferred to a Person without Gatherer’s written consent, which may be withheld in Gatherer’s sole discretion.

(d)If EQT Corp. exercises the Election during the Election Period, then the Parties hereby agree that within 10 Days following the MVP In-Service Date, they shall execute the amendment attached hereto as Exhibit S-2. Notwithstanding the foregoing, in the event that the MVP In-Service Date occurs after January 1, 2024 then the rate schedules set forth in Exhibit S-2 shall be revised in accordance with Section 1.4 of this Exhibit S.

Section 1.3 Rate Relief Adjustment. Beginning on the Effective Date, the Reservation Fee, Overrun Fee, Pipeline Drip Marketing Fee, and the Incremental Compression Fee, set forth on Exhibit S-1 and Exhibit S-2, shall be adjusted according to the terms set forth in Section 5.2 of the Agreement.

1 Note to Draft: Amount to equal the product of (i) the number of shares to be purchased by ETRN pursuant to the Share Repurchase Agreement with promissory note consideration and (ii) the per share price paid by ETRN pursuant to the Share Repurchase Agreement with cash consideration.
S-1

Section 1.4 MVP In-Service Date Following January 1, 2024. Notwithstanding the foregoing, in the event that the MVP In-Service Date occurs after January 1, 2024, then the Parties shall, following the MVP In-Service Date, prepare the appropriate rate schedules to be attached to Exhibit S-1 and Exhibit S-2, as applicable, to give effect to the rate relief contemplated in this Exhibit W in accordance with the methodology utilized to prepare the rate schedules attached hereto as Exhibit S-1 and Exhibit S-2.

Section 1.5 Setoff. In the event Gatherer fails to timely make the Election Payment when due under Section 1.2 of this Exhibit S, EQT Corp. shall have the right to set off any other amounts owed by EQT Corp. (or, at its election, Producer) to Gatherer under this Agreement against such amount owed by Gatherer to EQT Corp.

Section 1.6 Credit Support. The Parties acknowledge and agree that, as of the Effective Date, Gatherer meets the Minimum Credit Standard. For so long as Gatherer satisfies the Minimum Credit Standard during the term hereof, Gatherer shall not be obligated to post or issue, or cause to be posted or issued, any Credit Support to support Gatherer’s Election Payment obligations hereunder. If, at any time after the Effective Date, Gatherer is subject to a Downgrade, Gatherer shall promptly notify Producer in writing of the occurrence of the Downgrade and shall deliver Credit Support in an amount equal to the Election Payment Amount within five (5) Business Days of the Downgrade. Any such Credit Support provided by Gatherer shall be maintained in full force and effect through a period ending as of the earlier of (a) the date that Gatherer satisfies the Minimum Credit Standard, (b) the date on which Producer elects (or is deemed to have elected) not to exercise the Election and (c) the date on which the Election Payment has been made in full. Prior to the Effective Date and at such other times as Producer may reasonably request, Gatherer shall provide Producer with documentation demonstrating its creditworthiness to the reasonable satisfaction of Gatherer. For purposes of this Section 1.6 of Exhibit S, “Credit Support” has the meaning set forth in Section 5.4 of the Agreement.

Section 1.7 Share Purchase Agreement. The effectiveness of this Exhibit S is conditioned upon the occurrence of the “Closing” (as such term is defined in the Share Purchase Agreement, dated as of February 26, 2020, by and between EQT Corp. and Equitrans Midstream Corporation).

S-2

EXHIBIT S-1

MVP IN-SERVICE DATE AMENDMENT

[attached]

[***]

APPENDIX A

Reservation Fee Schedules

[See attached Exhibit H]

[***]

EXHIBIT S-2

ELECTION EXERCISED MVP IN-SERVICE DATE AMENDMENT

[attached]

[***]

APPENDIX A

Reservation Fee Schedules

[See attached Exhibit H]

[***]